Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

LEGATO MERGER CORP. II,

LEGATO MERGER SUB INC.,

and

SOUTHLAND HOLDINGS LLC

Dated as of May 25, 2022

i

ii

Exhibit A	–	Certain Definitions
Exhibit B	–	Second Amended and Restated Company Agreement of Company
Exhibit C-1	–	Second Amended and Restated Certificate of Incorporation of Parent
Exhibit C-2	–	Amended and Restated Bylaws of Parent

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (as amended, modified or supplemented from time to time, this “Agreement”) is made and entered into as of May 25, 2022, by and among Legato Merger Corp. II, a Delaware corporation (“Parent”), Legato Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Southland Holdings LLC, a Texas limited liability company (the “Company”). Parent, Merger Sub and the Company are sometimes referred to individually as a “Party” and collectively as the “Parties”. Except as otherwise indicated, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Exhibit A.

recitals

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Texas Business Organizations Code (the “TBOC”), the Parties intend to enter into a business combination transaction, whereby Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving entity of the Merger (“Surviving Company”) and a wholly-owned subsidiary of Parent and the Company Members receiving shares of Parent Common Stock and cash as described herein in exchange for all the outstanding Company Membership Interests; and

WHEREAS, as of the date of this Agreement, the boards of directors of each of Parent and Merger Sub and the managers of the Company have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interest of, their respective companies and their respective equityholders; and

WHEREAS, the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code, and intend that the Merger shall constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

agreement

NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties to this Agreement hereby agree as follows:

ARTICLE I
THE TRANSACTIONS AND RELATED MATTERS

Section 1.1. Merger. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL and the TBOC, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Company after the Merger.

Section 1.2. Effective Time; Closing. On the Closing Date (as defined below), Merger Sub and the Company will cause the Merger to be consummated by the filing of a certificate of merger (the “Delaware Certificate of Merger”) with the Secretary of State of Delaware, in accordance with the applicable provisions of the DGCL, and a certificate of merger (the “Texas Certificate of Merger” and together with the Delaware Certificate of Merger, the “Certificates of Merger”) with the Secretary of State of Texas, in accordance with the applicable provisions of the TBOC (the time of such filings, or such later time as may be agreed in writing by Parent and the Company and specified in the Certificates of Merger, being the “Effective Time”). Subject to the provisions of ARTICLE VII of this Agreement, the closing of the transactions contemplated by this Agreement, including the Merger (the “Closing”), will take place remotely, at a time and date to be determined by the Parties, but in no event later than the second (2nd) Business Day following the satisfaction or waiver of each of the conditions set forth in ARTICLE VI hereof (other than those conditions which can be satisfied only at the Closing, but subject to the satisfaction or waiver of such conditions at Closing), or at such other time and place as may be agreed to by Parent and the Company (the “Closing Date”). Subject to the provisions of ARTICLE VII of this Agreement, the failure to consummate the Closing on the date and time determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement.

Section 1.3. Effect of the Merger. The effect of the Merger will be as provided in this Agreement, the Certificates of Merger, and the applicable provisions of the DGCL and the TBOC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of the Merger and without any further action on the part of the Parties or the Company Members, all of the property, rights, privileges, powers, franchises, debts, liabilities, and duties of Merger Sub shall vest in the Company as the Surviving Company following the Merger.

Section 1.4. Governing Documents.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of the Parties, the limited liability company agreement of the Surviving Company shall be amended and restated in its entirety to be in the form of Exhibit B, and as so amended shall be the limited liability company agreement of the Surviving Company until thereafter amended in accordance with its terms, the certificate of formation of the Surviving Corporation and as provided by applicable law (the “Surviving Company A&R Company Agreement”).

(b) Immediately prior to the Effective Time, the certificate of incorporation of Parent shall be, and the parties shall take or cause to be taken all action (including by filing such certificate of incorporation with the Secretary of State of Delaware) required to cause the certificate of incorporation of Parent to be, amended and restated to be in the form of Exhibit C-1, until thereafter amended in accordance with its terms (the “Parent A&R Charter”). Immediately prior to the Effective Time, the bylaws of Parent shall be amended and restated in the form of Exhibit C-2 (the “Parent A&R Bylaws”).

Section 1.5. Officers and Managers of the Surviving Company. Each of the persons who is an officer of the Company immediately before the Effective Time will continue in the same position as an officer of the Surviving Company, until his or her death, resignation or removal. Beginning at the Effective Time, the persons designated by Parent, acting through its board of directors, will serve as the managers of the Surviving Company.

Section 1.6. Conversion of Securities.

(a) Conversion of Company Membership Interests. At the Effective Time, subject to the terms and conditions of this Agreement, by virtue of the Merger and without any further action on the part of the Parties, each Company Membership Interest (expressed as a percentage) issued and outstanding immediately before the Effective Time will be converted into and become the right to receive, subject to Section 1.8, (I) a number of shares of Parent Common Stock (the “Per Membership Interest Merger Consideration”) equal to (a) (i) $343,000,000 divided by (ii) $10.15, multiplied by (b) such Company Member’s percentage of all Company Membership Interests issued and outstanding immediately prior to the Effective Time (i.e., 100%), (II) the right to receive a number of shares of Parent Common Stock (the “Earnout Merger Consideration”) equal to (a) (i) $105,000,000 divided by (ii) $10.15, multiplied by (b) such Company Member’s percentage of all Company Membership Interests issued and outstanding immediately prior to the Effective Time, upon the achievement of the Adjusted EBITDA targets in accordance with Section 1.17 and (III) an amount of cash (the “Cash Consideration” and together with the Per Membership Interest Merger Consideration and Earnout Merger Consideration, the “Merger Consideration”) equal to (a) $50,000,000 multiplied by (b) such Company Member’s percentage of all Company Membership Interests issued and outstanding immediately prior to the Effective Time (i.e., 100%); provided, however, that in lieu of receiving all or part of the Cash Consideration, up to $50,000,000 of cash held by the Company or its Subsidiaries may be distributed to the Company Members, or to such other Persons as instructed by the Company Members, if either (1) there is not sufficient funds in the Trust Fund to pay such amount in cash or (2) the Company elects, in its sole discretion, to make such dividend at or prior to the Closing. For the avoidance of doubt, the Company may elect, in its sole discretion, but shall not be obligated, to distribute any cash held by the Company or its Subsidiaries to the Company Members, or to such other Persons as instructed by the Company Members, up to a maximum of $50,000,000, if there is not sufficient funds in the Trust Fund to pay the Cash Consideration in cash. Any cash paid as a dividend on or prior to Closing pursuant to such provision shall reduce the Cash Consideration payable to the Company Members at Closing by a like amount.

(b) Adjustments to Per Membership Interest Merger Consideration. The number of shares of Parent Common Stock issuable pursuant to Section 1.6(a) as Per Membership Interest Merger Consideration and Earnout Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable for Parent Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Parent Common Stock occurring on or after the date hereof but at or prior to the date such shares are issued pursuant to Section 1.6(a).

(c) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger in accordance with Section 1.6, and each Company Member who would otherwise be entitled to a fraction of a share of Parent Common Stock in accordance with Section 1.6(a) (after aggregating all fractional shares and units that otherwise would be received by such holder in accordance with Section 1.6) shall receive from Parent, in lieu of such fractional share, one (1) share of Parent Common Stock.

(d) Cancellation of Treasury and Parent-Owned Company Membership Interests. Any Company Membership Interests held by Parent, the Company or any direct or indirect Subsidiary of any of the foregoing immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(e) Conversion of Merger Sub Common Stock. At the Effective Time, subject to the terms and conditions of this Agreement, by virtue of the Merger and without any further action on the part of the Parties, each share of Merger Sub’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for a membership interest of the Surviving Company.

Section 1.7. Exchange Procedures.

(a) Deposit of Merger Consideration. At or before the Effective Time, Parent and the Company shall appoint American Stock Transfer & Trust Company (“AST&T”) or another mutually agreeable bank or trust company, to act as exchange agent (the “Exchange Agent”) for the distribution of the Merger Consideration to the Company Members and an exchange agent agreement in form and substance mutually agreeable to Parent and the Company (the “Exchange Agent Agreement”). Parent shall deposit with the Exchange Agent a sufficient amount of cash and shares of Parent Common Stock to deliver the aggregate Merger Consideration to the Company Members, in accordance with Section 1.6(a) (together, the “Payment Fund”). In addition, Parent shall deposit or cause to be deposited in the Payment Fund, as necessary from time to time after the Effective Time, any shares of Parent Common Stock or funds necessary to deliver or pay dividends or other distributions payable pursuant to Section 1.7(c).

(b) Exchange of Company Membership Interests. At the Closing, the Company Members shall deliver a letter of transmittal in a form to be mutually agreed upon between Parent and the Company (and which letter of transmittal will be in customary form for uncertificated securities) (“Letter of Transmittal”), and receive in exchange therefor the Merger Consideration in book-entry form (unless certificates representing shares of Parent Common Stock are otherwise requested by Company Members) and the Company Membership Interests shall forthwith be cancelled. To the extent that a Company Member has not delivered a Letter of Transmittal at or prior to the Closing, following the Closing, such Company Member shall deliver to the Surviving Company a duly executed and completed Letter of Transmittal in order to receive such Company Member’s Merger Consideration. The Merger Consideration shall be issued only in the name of the registered holder of the Company Membership interests exchanged therefor.

(c) Distributions With Respect to Unexchanged Company Membership Interests. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any Company Membership Interests with respect to the Merger Consideration to be issued until the holders of record of such Company Membership Interests shall deliver a Letter of Transmittal as provided for in Section 1.7(b). Subject to applicable law, following delivery of a Letter of Transmittal, the Exchange Agent shall promptly deliver to the record holders thereof the aggregate Merger Consideration issuable in exchange therefor in accordance with Section 1.7(a), and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares, in each case without interest.

(d) No Further Ownership Rights in Company Membership Interests. The shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Membership Interests and there shall be no further registration of transfers on the records of the Surviving Company of the Company Membership Interests that were outstanding immediately prior to the Effective Time.

(e) Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Company Membership Interests six (6) months after the Effective Time shall be returned to Parent. Notwithstanding the foregoing, neither Parent nor the Surviving Company shall be liable to any Company Member for any amounts delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws. Any amounts remaining unclaimed by any Company Member shall, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity, to the extent permitted by applicable law, become the property of Parent, free and clear of any claims or interest of any Person previously entitled thereto.

Section 1.8. Required Withholding. Parent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax Legal Requirement. Parent shall provide notice of any withholding that it intends to make (or cause to be made) in connection with consideration deliverable pursuant to this Agreement (other than any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes) at least fifteen (15) days prior to the date of the relevant payment, and the Parties shall (and shall cause their Affiliates to) cooperate to minimize or eliminate any potential withholding. To the extent such amounts are so deducted or withheld consistent with the terms of this Section 1.8, such amounts shall be treated for all purposes under this Agreement as having been delivered to the Person to whom such amounts would otherwise have been deliverable.

Section 1.9. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 1.10. Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action by Parent, the Company or the Surviving Company is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Parent, the Company and the Surviving Company shall cause them to take all such action that it is lawful for them to take.

Section 1.11. Lock-Up Agreement. Concurrently with the execution of this Agreement, each of the Company Members is entering into an agreement (the “Company Lock-Up Agreement”) not to transfer the shares of Parent Common Stock received by such Company Member hereunder as Per Membership Interest Merger Consideration until six (6) months from the Closing, subject to certain exceptions as set forth therein. For the avoidance of doubt, the Company Lock-Up Agreement shall not apply to any Adjusted EBITDA Shares that may be issued to the Company Members pursuant to Section 1.17.

Section 1.12. Support Agreements. Concurrently with the execution of this Agreement, the Company Members identified on Schedule 1.12 (the “Supporting Members”) are entering into support agreements with Parent (the “Support Agreements”), pursuant to which each of the Supporting Members agrees to, among other things, vote all of the Company Membership Interests beneficially owned by such Supporting Member in favor of the adoption of this Agreement and the approval of the Merger (which vote may be done by executing a written consent as provided for in Section 5.19).

Section 1.13. Earnout Merger Consideration; Company Representative; Parent Representative.

(a) If, for the fiscal year of Parent ending December 31, 2022, Parent has Adjusted EBITDA equal to or greater than $125,000,000 (the “2022 Base Target”), Parent shall issue to the holders of Company Membership Interests outstanding immediately prior to the Effective Time, in the aggregate, 3,448,276 shares of Parent Common Stock, allocated among the holders of each Company Membership Interest in accordance with the terms of Section 1.6(a); provided that if Parent has Adjusted EBITDA equal to or greater than $145,000,000 (the “2022 Bonus Target”), then the aggregate number of shares of Parent Common Stock to be issued to the holders of Company Membership Interests shall be increased to 5,172,414 shares, similarly allocated among the holders of each Company Membership Interest in accordance with the terms of Section 1.6(a).

(b) If, for the fiscal year of Parent ending December 31, 2023, Parent has Adjusted EBITDA equal to or greater than $145,000,000 (the “2023 Base Target”), Parent shall issue to the holders of Company Membership Interests outstanding immediately prior to the Effective Time, in the aggregate, 3,448,276 shares of Parent Common Stock, allocated among the holders of each Company Membership Interest in accordance with the terms of Section 1.6(a); provided that if Parent has Adjusted EBITDA equal to or greater than $165,000,000 (the “2023 Bonus Target”), then the aggregate number of shares of Parent Common Stock to be issued to the holders of Company Membership Interests shall be increased to 5,172,414 shares, similarly allocated among the holders of each Company Membership Interest in accordance with the terms of Section 1.6(a).

(c) For avoidance of doubt, in the event that the 2022 Base Target is not met, no shares of Parent Common Stock shall be issued for the fiscal year of Parent ending December 31, 2022, regardless of whether Parent subsequently meets the 2023 Base Target.

(d) From and after the Closing Date, Parent shall be free to conduct its business and the business of the Surviving Company and its Affiliates in the manner it determines to be reasonably prudent and in its best interest and the best interest of the Company and its Affiliates; provided that Parent shall not take any action or omit to take any action that is intended or designed to impede or prevent Adjusted EBITDA of Parent from being equal to or greater than the 2022 Base Target, 2022 Bonus Target, 2023 Base Target or 2023 Bonus Target, as the case may be, in order to solely thwart the issuance of the Adjusted EBITDA Shares in respect thereof.

(e) Not later than one hundred twenty (120) days after each fiscal year with respect to which Adjusted EBITDA is calculated for purposes of Section 1.15(a) and Section 1.15(b) above, Parent shall deliver to the Parent Representative and Company Representative its Adjusted EBITDA calculation for such fiscal year (the “EBITDA Calculation”), which shall be conclusive and binding upon the parties unless the Parent Representative or Company Representative, within thirty (30) Business Days after its receipt of the EBITDA Calculation, notifies Parent in writing that it disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefore. Parent, the Parent Representative and the Company Representative shall in good faith attempt to resolve any dispute and, if they so resolve all disputes, the EBITDA Calculation, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding on the parties hereto. If Parent, the Parent Representative and the Company Representative do not reach agreement in resolving the dispute within twenty (20) Business Days after notice is given to Parent by either the Parent Representative or the Company Representative, such parties shall submit the dispute to an independent accounting firm which is mutually agreeable to Parent, the Parent Representative and the Company Representative (the “Accounting Arbiter”). Within thirty (30) days of such submission, the Accounting Arbiter shall determine (it being understood that in making such determination, the Accounting Arbiter shall be functioning as an expert and not as an arbitrator), based solely on written submissions by Parent, the Parent Representative and the Company Representative, and not by independent review, only those issues in dispute and shall render a written report as to the resolution of the dispute and the resulting EBITDA Calculation which shall be conclusive and binding on the parties hereto. In resolving any disputed item, the Accounting Arbiter (x) shall be bound by the provisions of this Section and (y) may not assign a value to any item greater than the highest value for such items claimed by either such party or less than the lowest value for such items claimed by either such party. The fees, costs and expenses of the Accounting Arbiter shall be borne by Parent.

(f) No later than ten (10) days after the date the EBITDA Calculation with respect to which such Adjusted EBITDA Shares are earned becomes conclusive and binding on the parties hereto, Parent shall instruct its transfer agent to issue the Adjusted EBITDA Shares to the Persons entitled to them.

(g) As used herein,

(i) “Adjusted EBITDA” means for the applicable fiscal year, using results and expenses taken from the audited financial statements of Parent and its Subsidiaries, including but not limited to the Company and its Affiliates, on a consolidated basis, but excluding any results attributable to businesses acquired after the date of this Agreement other than Permitted Acquisitions, the following calculation: income before provision for income taxes, plus interest expense, less interest income, plus depreciation and amortization, plus any expenses arising solely from the Merger charged to income in such fiscal year, including but not limited to filing fees borne by the Company with respect to the Registration Statement and notifications required under the HSR Act, plus those expenses set forth on Schedule 1.13(g)(i). In addition, any Parent or Merger Sub expenses incurred prior to or at the Closing that are included in Parent’s 2022 income statement will be excluded for purposes of Adjusted EBITDA calculation. For the purposes of calculating Adjusted EBITDA for the fiscal year of Parent ending December 31, 2022, Adjusted EBITDA shall be calculated after giving pro forma effect to the Merger as if the Merger was consummated on the first day of such fiscal year.

(ii) “Adjusted EBITDA Shares” means shares of Parent Common Stock issuable pursuant to this Section 1.17.

(iii) “Company Representative” means the agent, proxy, attorney-in-fact and representative (the “Company Representative”) to act on behalf of the Company for purposes of taking all necessary actions and making all decisions with respect to the Earnout Merger Consideration. The Company has designated Frankie S. Renda as the initial Company Representative. If such Person ceases to serve in such capacity, for any reason, the Company shall appoint a successor to be the Company Representative. The Company Representative shall (i) have no liability to Parent, the Surviving Company, or any Subsidiary or Affiliate of the foregoing, or any equityholder of any of the foregoing (including any Company Member) with respect to actions taken or omitted to be taken in its capacity as the Company Representative, and (ii) be entitled to indemnification by the Company against any loss, liability, or expenses arising out of actions taken or omitted to be taken in its capacity as the Company Representative.

(iv) “Parent Representative” means the agent, proxy, attorney-in-fact and representative (the “Parent Representative”) to act on behalf of Parent for purposes of taking all necessary actions and making all decisions with respect to the Earnout Merger Consideration. The Parent has designated Gregory Monahan as the initial Parent Representative. If such Person ceases to serve in such capacity, for any reason, Parent (or, following the Closing, those members of the board of directors of Parent who were members of the board of directors of Parent prior to the Closing) shall appoint a successor to be the Parent Representative. The Parent Representative shall (i) have no liability to Parent, the Surviving Company, or any Subsidiary or Affiliate of the foregoing, or any equityholder of any of the foregoing (including any Company Stockholder) with respect to actions taken or omitted to be taken in its capacity as the Parent Representative, and (ii) be entitled to indemnification by Parent against any loss, liability, or expenses arising out of actions taken or omitted to be taken in its capacity as the Parent Representative.

(v) “Permitted Acquisitions” means any acquisition of a business occurring after the Closing (i) that is approved by all or all but one of the independent directors of Parent or (ii) that has an Adjusted EBITDA multiple from an enterprise value for the trailing twelve (12) months prior to the acquisition of five (5) or less; provided that for purposes of a Permitted Acquisition, Adjusted EBITDA shall mean Adjusted EBITDA as historically utilized by the business being acquired or if no such definition exists, as it is defined herein.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in Schedule 2 (the “Company Schedule”), the Company hereby represents and warrants to Parent and the Merger Sub as follows:

Section 2.1. Organization and Qualification. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas. The Company is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure thereof would not have a Company Material Adverse Effect. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1. The Company has the requisite limited liability company power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and Orders of or from any Governmental Authority (“Approvals”) necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted, except where the failure to possess such Approvals (or the equivalent thereof) would not have a Company Material Adverse Effect. Complete and correct copies of the certificate of formation and limited liability company agreement (such documents, or other comparable governing instruments with different names, collectively, “Charter Documents”) of the Company, as amended and currently in effect, have been made available to Parent or Parent’s counsel.

Section 2.2. Subsidiaries.

(a) The Company has no direct or indirect Subsidiaries other than those listed in Schedule 2.2. Except as set forth in Schedule 2.2, the Company owns all of the outstanding equity securities of the Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except with respect to the Subsidiaries, the Company does not own, directly or indirectly, any equity or voting interest in any Person and does not have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect, under which it may become obligated to make any future investment in or capital contribution to any other entity.

(b) Each Subsidiary is duly incorporated, organized or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization (as listed in Schedule 2.2) except where the failure to be in good standing (or the equivalent thereof) would not have a Company Material Adverse Effect. Each Subsidiary is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be duly qualified or licensed (or the equivalent thereof) would not have a Company Material Adverse Effect. Each jurisdiction in which a Subsidiary is so qualified or licensed is listed in Schedule 2.2. Each Subsidiary is in possession of all Approvals necessary to enable it to own, lease, and operate the properties it purports to own, lease, or operate and to carry on its business as it is now being conducted, except where the failure to possess any such Approval (or the equivalent thereof) would not have a Company Material Adverse Effect. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been made available to Parent or Parent’s counsel.

Section 2.3. Power and Authorization. The Company has all requisite power and authority to enter into this Agreement and each Ancillary Agreement to which the Company is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party and to consummate the Merger and the other Transactions, subject to the Company Member Approval. The execution and delivery of this Agreement and each Ancillary Agreement by the Company has been (or with respect to Ancillary Agreements to be entered into at the Closing, will be) duly authorized by all necessary limited liability company action on the part of the Company, subject to the Company Member Approval. This Agreement and each Ancillary Agreement to which the Company is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at Closing, will be when executed and delivered) duly executed and delivered by the Company and (b) is (or, in the case of Ancillary Agreements to be entered into at the Closing, will be when delivered) enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 2.4. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval of), or filing with, any Governmental Authority is required by or on behalf of the Company in connection with (i) the valid and lawful authorization, execution, delivery and performance by the Company of this Agreement or any Ancillary Agreement to which it is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party, or (ii) the consummation of the Merger and the other Transactions by the Company, except, in the case of clause (ii), for (a) compliance with applicable requirements of the HSR Act, (b) compliance with the Exchange Act and the Securities Act, (c) the filing of the Certificates of Merger, and (d) such other consents, approvals, authorizations, Permits, filings or notifications (if any) as will have been obtained or given at or prior to Closing that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, in each case which are set forth in Schedule 2.4.

Section 2.5. Non-contravention. Except as set forth in Schedule 2.5, the authorization, execution, delivery, or performance by the Company of this Agreement or any Ancillary Agreement to which the Company is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party, nor the consummation of the Merger or the other Transactions, will:

(a) subject to compliance with the requirements specified in Section 2.4, result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any Legal Requirement or Permit applicable to the Company that would be or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(b) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, or require any action by (including any authorization, consent or approval) or notice to, or increase any payment to, any Person under, any of the terms, conditions or provisions of (i) any Contractual Obligation of the Company that is material to the Company and its Subsidiaries, taken as a whole, or (ii) the Charter Documents of the Company;

(c) result in the creation or imposition of any Lien on any material asset of the Company other than Permitted Liens; or

(d) result in the triggering, acceleration, or increase of any payment to any Person pursuant to any Contractual Obligation of the Company, including any “change of control” or similar provision, that would be or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 2.6. Compliance. Since January 1, 2019, the Company and each of its Subsidiaries has complied and is in compliance with all Legal Requirements applicable to the conduct of its business, or the ownership or operation of its business, in each case, except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2019, no written notice of non-compliance with any material Legal Requirement has been received by the Company or any of its Subsidiaries, and the Company has no Knowledge of any such notice related to the Company or any of its Subsidiaries delivered to any other Person.

Section 2.7. Capitalization.

(a) The equity interests of the Company consist of membership interests (the “Company Membership Interests”). Other than such Company Membership Interests, the Company has no class or series of securities authorized by its Charter Documents. All of the issued and outstanding Company Membership Interests (v) are duly authorized, fully paid and non-assessable, (w) were not issued in violation of any preemptive or subscription rights, (x) were issued in compliance in all respects with all securities and other applicable Legal Requirements, (y) were issued in compliance with all requirements set forth in the Company’s Charter Documents and in any applicable Contractual Obligations, and (z) are free and clear of all Liens. Schedule 2.7(a) sets forth each holder of Company Membership Interests and the percentage of issued and outstanding Company Membership Interests beneficially held by each such Person. The Company does not hold any equity interests of the Company in its treasury.

(b) No Company Membership Interests are reserved for issuance by the Company.

(c) There are no subscriptions, options, warrants, equity securities or similar ownership interests, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, or make any payment (including any dividend or distribution) in respect of, any equity interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, accelerate the vesting of or enter into any such subscription, option, warrant, equity security or similar ownership interest, call, right, commitment or agreement.

(d) Neither the Company nor any of its Subsidiaries has granted (i) any preemptive rights or other similar rights in respect of any equity interests, or (ii) any equity appreciation rights, phantom units, or other securities with a value based on the equity interests of the Company.

(e) Other than as contemplated by this Agreement and the Ancillary Agreements, are no registrations rights with respect to any securities of the Company or any of its Subsidiaries, and no voting trust, rights plan, anti-takeover plan, or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to any equity interests of the Company or any of its Subsidiaries.

(f) As a result of the consummation of the Merger and the other Transactions contemplated hereby, no equity interests, warrants, options or other securities of the Company or any of its Subsidiaries are issuable and no rights in connection with any equity interests, warrants, options or other securities of the Company or any of its Subsidiaries (including anti-dilution rights) accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(g) Except as set forth on Schedule 2.7(g), neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the holders of equity interests or shares of capital stock of the Company or any of its Subsidiaries.

(h) No outstanding Company Membership Interests are unvested or subjected to a repurchase option, risk of forfeiture, or other condition under any applicable agreement with the Company.

Section 2.8. Financial Matters.

(a) Financial Statements. Parent has been furnished with the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2021, 2020 and 2019 (the balance sheet as of December 31, 2021, the “Most Recent Balance Sheet” and the date thereof, the “Most Recent Balance Sheet Date”) and the related consolidated statements of income, cash flow and changes in members’ equity of the Company for the fiscal years then ended, accompanied by the notes thereto, in each case as audited by Ernst & Young LLP (the “Financials”).

(b) Compliance with U.S. GAAP. The Financials (including any notes thereto) (i) have been prepared, in all material respects, in accordance with U.S. GAAP consistently applied, and (ii) fairly present, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries on the dates and for the periods specified, all in accordance with U.S. GAAP. Neither the Company nor any of its Subsidiaries is or has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(c) Absence of Undisclosed Liabilities. The Company does not have any liabilities which are of a nature required by U.S. GAAP to be reflected in a balance sheet or the notes thereto except for (i) liabilities included in the Most Recent Balance Sheet and (ii) liabilities incurred (x) in the ordinary course of business since the Most Recent Balance Sheet Date, (y) in contemplation of the Transactions or with respect thereto, or (z) incurred outside of the ordinary course of business which would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) Scheduled Indebtedness. Schedule 2.8(d) sets forth a true, correct, and complete list of each agreement governing Company Indebtedness, including all accrued interest and prepayment or other penalties which may be payable as a result of the Merger or the other Transactions.

(e) Internal Control. The Company has established and maintained a system of internal control over financial reporting. To the Company’s Knowledge, such internal control is effective and sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Financials for external purposes in accordance with U.S. GAAP.

(f) SOX Compliance. Except as set forth in Schedule 2.8(f), there are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Subsidiary. Neither the Company nor any Subsidiary has taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(g) Stimulus Funds. Schedule 2.8(g) sets forth all CARES Act stimulus fund programs in which the Company or any Subsidiary is participating and the amount of funds received and/or requested by the Company or any Subsidiary for each such program (together with any additional CARES Act stimulus funds hereafter received by the Company or any Subsidiary, the “Stimulus Funds”). The Company has maintained accounting records associated with the Stimulus Funds in material compliance with applicable Legal Requirements and related guidance available as of the date hereof.

(h) Financial Projections. The financial projections with respect to the Company that were delivered by or on behalf of the Company to Parent, including any statement with respect to projected revenues, costs, expenses, and profits, a copy of which are attached as Schedule 2.8(h), were prepared by the Company in good faith based on assumptions for projections of such kind that the Company believes in good faith to reasonable and appropriate as of the date of this Agreement.

Section 2.9. Absence of Certain Developments. Since the Most Recent Balance Sheet Date, and except as contemplated by this Agreement or set forth on Schedule 2.9, (a) there has not been any change, development, condition or event that constitutes a Company Material Adverse Effect, (b) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business (aside from steps taken in contemplation of the Transactions and COVID-19 Measures), and (c) the Company has not taken any action that would have required the prior written consent of Parent under Section 4.1(b) if such action had been taken on or after the date hereof and prior to the Closing.

Section 2.10. Real Property.

(a) Schedule 2.10(a) sets forth a list of the addresses of all land that is material to the operation of the Company’s business as currently conducted and either (i) owned by the Company or any Subsidiary of the Company (together with any buildings, structures, improvements, and/or fixtures located thereon and owned by the Company or any its Subsidiaries, the “Owned Real Property”) or (ii) leased, subleased or licensed by the Company or any Subsidiary of the Company (together with any buildings, structures, improvements, and/or fixtures located thereon and leased, subleased or licensed by the Company or any its Subsidiaries, the “Leased Real Property,” and together with the Owned Real Property, the “Real Property”). Schedule 2.10(a) also identifies, with respect to each parcel of Leased Real Property, each lease, sublease or other Contractual Obligation under which such Leased Real Property is occupied or used (“Real Property Leases”). The Company has made available to Parent accurate and complete copies of the Real Property Leases, in each case as amended or otherwise modified and in effect.

(b) The Company or a Subsidiary of the Company, as applicable, has good and valid, fee simple title in and to, or a valid and enforceable leasehold, subleasehold or other possessory interest in, the Real Property, and such title or interest is free and clear of all Liens other than Permitted Liens. The Permitted Liens would not, individually or in the aggregate, reasonably be expected to materially adversely affect or interfere with the use or operation of the Real Property for the Company’s business as presently conducted. There are no outstanding options or other Contractual Obligations under which the Company or any Subsidiary of the Company has the obligation to sell or lease any interest in any Real Property to any Person (other than the Company and its Subsidiaries). Except as set forth on Schedule 2.10(a), there are no Contractual Obligations under which the Company or any Subsidiary of the Company has granted to any Person (other than the Company and its Subsidiaries) the right of use or occupancy of any Real Property. No material improvements constituting a part of the Owned Real Property encroach on real property owned by a Person other than the Company or its Subsidiaries. No eminent domain or condemnation Action is pending or, to the Company’s Knowledge, threatened, that would preclude or impair the use of any Real Property for the operation of the Company’s business as currently conducted. To the Company’s Knowledge, all easements, cross easements, licenses, air rights and rights-of-way or other similar property interests, if any, necessary for the utilization of the Real Property for the operation of the Company’s business as currently conducted have been obtained and are in full force and effect without material default thereunder.

(c) To the Company’s Knowledge, there are no pending or proposed special assessments for public improvements which, if levied or imposed on the Real Property, would constitute a Company Material Adverse Effect.

(d) The use and operation of the Real Property in the conduct of the Company’s business as currently conducted does not violate, in any material respect, any Legal Requirement affecting the Real Property or any presently recorded and validly existing covenant, condition, restriction, or easement affecting the Real Property

Section 2.11. Personal Property. The Company and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in or right to use, all material personal property and other material property and assets owned, used or held for use by the Company and its Subsidiaries in connection with the business of the Company and/or its Subsidiaries or reflected in the Most Recent Balance Sheet (the “Personal Property”), other than Personal Property disposed of in the ordinary course of business after the Most Recent Balance Sheet Date, in each case free and clear of all Liens, except for Permitted Liens. The Permitted Liens would not reasonably be expected, individually or in the aggregate, to materially adversely affect or interfere with the current use or operation of the Personal Property.

Section 2.12. Condition and Sufficiency of Assets. The Real Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components that are a part of the Real Property, are in reasonably good operating condition, order and repair in all material respects, subject to normal wear and tear; and to Company’s Knowledge, there exists no material defects or damages to the Real Property, whether latent or otherwise. The tangible Personal Property has been maintained in the ordinary course of business, is in reasonably good operating condition, subject to normal wear and tear. The Personal Property and Real Property are sufficient, in all material respects, for the conduct of the Company’s business as currently conducted.

Section 2.13. Intellectual Property.

(a) Non-Infringement. Except as set forth on Schedule 2.13(a): (i) none of the Company or any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any infringement, misappropriation, or violation of the Intellectual Property Rights of any third party, and (ii) to the Company’s Knowledge, the operation of the Company and its Subsidiaries’ business as is currently conducted and as presently intended to be conducted does not infringe or misappropriate the Intellectual Property Rights of any third party. Except as set forth on Schedule 2.13(a), to the Company’s Knowledge, (x) the Company IP Registrations are not the subject of any challenge and (y) no Person is materially infringing upon any Company Intellectual Property Rights.

(b) Scheduled Intellectual Property Rights. Schedule 2.13(b) identifies all registered patents, trademarks, and copyrights, and all applications, certificates, filings, provisionals, or other documents relating to patents, trademarks, or copyrights, and domain names owned by the Company or any of its Subsidiaries (collectively, the “Company IP Registrations”). Each of the Company IP Registrations is valid and subsisting. The Company or one of its Subsidiaries exclusively owns and possesses all right, title and interest in and to the Company IP Registrations.

(c) IP Contracts. Schedule 2.13(c) identifies each Contractual Obligation (i) under which the Company or any of its Subsidiaries uses or licenses Intellectual Property Rights that any third-party owns, other than off-the-shelf software (the “Inbound IP Contracts”), or (ii) under which the Company or any of its Subsidiaries has granted to any Person any right or interest with regard to any Company Intellectual Property Rights, including settlement agreements and covenants not to sue (the “Outbound IP Contracts”, and together with the Inbound IP Contracts, the “IP Contracts”).

(d) Company IP. Except as would not be material to the Company and its Subsidiaries, taken as a whole, and except as set forth on Schedule 2.13(d), the Company or one of its Subsidiaries owns or otherwise has the right to use all Intellectual Property Rights required or necessary for the conduct of the Company’s business as currently conducted and as contemplated to be conducted after the Transactions, free and clear of all Liens other than Permitted Liens, none of which would reasonably be expected to materially adversely affect or interfere with the current use of such Intellectual Property Rights. No Company Intellectual Property Rights necessary for the conduct of the Company’s business are subject to (i) any Action, Contractual Obligation, or Order of a Governmental Authority that materially restricts the use, transfer or licensing thereof by the Company or any of its Subsidiaries (other than restrictions contained in the IP Contracts disclosed in Schedule 2.13(c)), or (ii) which may materially affect the validity, use or enforceability of such Company Intellectual Property Rights.

(e) Know-how. The Company and/or one or more of its Subsidiaries, as appropriate, have taken commercially reasonable measures to protect the secrecy and confidentiality of all material know-how included in the Intellectual Property Rights of the Company and its Subsidiaries. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has disclosed to any Person (including any employees, contractors, and consultants) any such material know-how except under a confidentiality agreement or other legally binding confidentiality obligation, and to the Company’s Knowledge, there has not been any material breach by any party to any such confidentiality agreement. The Company and each Subsidiary has required all Persons (including any current or former employees, contractors, and consultants) who create or develop or have created or developed any material registered or applied for Intellectual Property for the benefit of the Company or any Subsidiary to assign, and all such Persons have assigned, to the Company or a Subsidiary (by present assignment) all of such Person’s rights in such registered or applied for Intellectual Property, except as would not be material to the Company and its Subsidiaries, taken as a whole.

(f) Company Source Code. Neither the Company nor any Subsidiary has disclosed, delivered or licensed to any Person, agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any material Company Source Code, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure (including releases from any Company Source Code escrow arrangements), delivery or license by the Company or any Subsidiary of such Company Source Code, except as would not reasonably be material to the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any Subsidiary has incorporated Open Source Materials into, or combined Open Source Materials with, or distributed Open Source Materials in conjunction with, Company Products in a manner that grants, or purports to grant, to any third party any rights or immunities under any Company-Owned Intellectual Property that require, as a condition of use, modification and/or distribution of such Open Source Materials that any Company Source Code be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no charge.

Section 2.14. IT Systems and Data Privacy.

(a) The Company IT Systems are owned by, or validly licensed, leased or supplied under contracts to the Company or its Subsidiaries. The Company IT Systems are adequate and sufficient, in all material respects, for the respective operations of the Company and the Company Subsidiaries as currently conducted and as contemplated to be conducted after the Transactions.

(b) Except as set forth on Schedule 2.14(b), to the Company’s Knowledge, since January 1, 2019, there have been no material data security breach or material unauthorized access of, and no failure, breakdown, performance reduction, disruption, or other adverse event that materially adversely affected the Company’s and its Subsidiaries’ business or operations with respect to, any Company IT Systems, or any other material unauthorized access, use, loss, disclosure, or publication of any Personal Confidential Information, in each case owned or controlled by the Company or its Subsidiaries, or to the knowledge of the Company, by any third Person on behalf of the Company or any Subsidiary, including any unauthorized access, use, disclosure, or publication of Personal Confidential Information that would constitute a breach for which notification to individuals and/or Governmental Authorities is required under any applicable Information Privacy and Security Laws to which the Company or such Subsidiary is subject.

(c) The Company and each Subsidiary has established and maintains commercially reasonable measures that are designed to protect the Company IT Systems and all trade secrets, the data collected, generated, or received in connection with the marketing, delivery, or use of any Company Product, and any third party data howsoever obtained or collected by or for the Company or any Subsidiary, including Personal Confidential Information and other customer data processed in connection with use of any Company Product, and control against unauthorized access, use, modification, disclosure or other misuse, including, without limitation, through written internal and external policies and procedures, and organizational, administrative, technical and physical safeguards. The Company and its Subsidiaries have materially aligned their cybersecurity practices with relevant industry standards and have remediated any and all material identified vulnerabilities.

(d) The collection, maintenance, transmission, transfer, use, disclosure, storage, disposal, and security of Personal Confidential Information by the Company and each Subsidiary has complied in all material respects with (i) applicable Information Privacy and Security Laws, (ii) Disclosed Contracts that govern Personal Confidential Information, (iii) Payment Card Industry Data Standards, and (iv) applicable privacy policies of each Company and Subsidiary. No Action is pending or, to the Company’s Knowledge threatened in writing against the Company or any Subsidiary relating to the processing or security of Personal Confidential Information.

(e) To the knowledge of the Company, the consummation of the transactions contemplated hereby shall not breach or otherwise cause any violation in any material respect of any Information Privacy and Security Laws, or result in the Company or any of its Subsidiaries being prohibited from receiving or using any personal information in the manner currently received or used.

Section 2.15. Permits. The Company and each Subsidiary, as applicable, has been duly granted all Permits necessary for the conduct of the business presently conducted by it and the ownership use and operation of its material assets, other than any such Permits which if not held by the Company and its Subsidiaries would not be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. All such Permits are in full force and effect, and no suspension or cancellation of any of the Permits is pending or, to the Company’s Knowledge, threatened in writing, except where such suspension or cancellation would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. The Company has made available to Parent true, correct and complete copies of all material Permits held by it and its Subsidiaries, all of which material Permits are listed on Schedule 2.15. Neither the Company nor any of its Subsidiaries is in violation in any material respect of the terms of any such Permit. Except as set forth on Schedule 2.15, the Transactions will not cause the cancellation of, or require the consent of any Person with respect to, any such Permit.

Section 2.16. Tax Matters.

(a) The Company and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf all income other material Tax Returns in each jurisdiction in which the Company or such Subsidiary is required to file Tax Returns. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by the Company or any Subsidiary (whether or not shown on any Tax Return) have been paid. Neither Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. To the best of the Company’s Knowledge, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b) The Company and each of its Subsidiaries has (i) withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder and (ii) materially complied with all filings required with respect thereto.

(c) Except as set forth on Schedule 2.16(c), there are no outstanding audits or examinations concerning any Tax Return either (i) claimed, threatened, or raised in writing by a Governmental Authority, or (ii) as to which the Company or the officers (and employees responsible for Tax matters) of the Company have knowledge.

(d) There is no Tax deficiency outstanding, proposed or assessed against the Company or any Subsidiary, nor has the Company or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company and each of its Subsidiaries has materially complied with all Legal Requirements with respect to payments made to third parties with respect to any Taxes.

(e) There is no adjustment relating to any Tax Returns filed by the Company or any Subsidiary (i) that has been proposed in writing, formally or informally, by any Governmental Authority, or (ii) of which the Company or the officers (and employees responsible for Tax matters) of the Company have knowledge.

(f) No power of attorney that has been granted by the Company or any Subsidiary with respect to a Tax matter is currently in effect.

(g) Neither the Company nor any Subsidiary has been included in any “consolidated,” “unitary,” “combined,” or similar Tax Return provided for under any Legal Requirements as a member of an affiliated group or otherwise (other than a group including only the Company and its Subsidiaries), or has any liability for the Taxes of any other Person, by reason of any agreements, contracts, or arrangements as a successor or transferee or otherwise. Neither the Company nor any Subsidiary is a party to or bound by any Tax sharing agreement providing for the allocation of Taxes among members of an affiliated, consolidated, combined or unitary group, other than any such agreement (i) as to which only the Company and/or its Subsidiaries are a party or (ii) that is Contractual Obligation entered into in the ordinary course of business and not primarily related to Taxes.

(h) Neither the Company nor any Subsidiary is currently subject to any Liens, other than Permitted Liens, imposed on any of its material assets as a result of the failure or alleged failure of the Company or a Subsidiary to pay Taxes, and the Company has no Knowledge of any basis for assertion of any claims attributable to Taxes that, if adversely determined, would result in any such Lien.

(i) To the Company’s Knowledge, the Company and its Subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the balance sheets included in the Financials, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes.

(j) Neither the Company nor any of its Subsidiaries, nor Affiliate of the Company or any of its Subsidiaries, has taken any action (or permitted any action to be taken), nor is aware of any fact or circumstance, that would prevent or impede, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(k) Neither the Company nor any Subsidiary has applied for any relief under, taken advantage of, deferred the payment of Tax or the recognition of taxable income or gain as result of, or is otherwise subject to any provision of a COVID-19 Response Law.

(l) The representations and warranties contained in this Section 2.16 are the only representations and warranties being made by the Company with respect to Taxes.

Section 2.17. Employee Benefit Plans.

(a) Schedule 2.17(a) lists all material Employee Plans that the Company or any of its ERISA Affiliates sponsors or maintains, or to which the Company or any of its ERISA Affiliates contributes or is obligated to contribute, in each case, for the benefit of current or former employees, directors, or consultants. With respect to each Employee Plan, the Company has made available to Parent accurate and complete copies of each of the following: (i) the plan document together with all amendments thereto, and any trust agreements and (ii) any summary plan descriptions or employee handbooks.

(b) Each Employee Plan, including any associated trust or fund, has been administered in all material respects in accordance with its terms and applicable Legal Requirements. All contributions, reserves, or premium payments required to be made or accrued as of the date hereof to the Employee Plans have been timely made or accrued in all material respects. There is no pending or, to the Company’s Knowledge, threatened Action relating to an Employee Plan, other than routine claims in the ordinary course of business for benefits provided for by the Employee Plans. To the Company’s Knowledge there are no audits, inquiries, or proceedings pending or threatened by any Governmental Authority with respect to any Employee Plan.

(c) There are no plans or commitments to establish any new Employee Plan, or to modify any Employee Plan, except as set forth in this Agreement or the Ancillary Agreements, or as required by Legal Requirements.

(d) Except as set forth in Schedule 2.17(d), each Employee Plan can be amended, terminated, or otherwise discontinued after the Closing in accordance with its terms without material liability to Parent or the Company, other than ordinary administration expenses and amounts payable for benefits accrued but not yet paid.

(e) Except as set forth in Schedule 2.17(e) or as required by Legal Requirements, neither the execution and delivery of this Agreement nor the consummation of the Merger and the other Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any manager, member of the board of managers, director, officer, executive, employee, or consultant of the Company or any of its Subsidiaries under any Employee Plan or otherwise, (ii) increase any benefits otherwise payable under any Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(f) The representations and warranties contained in this Section 2.17 are the only representations and warranties being made by the Company with respect to employee benefits.

Section 2.18. Labor Matters.

(a) Except as set forth on Schedule 2.18, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or a Subsidiary and the Company has no Knowledge of any activities or proceedings of any labor union to organize any such employees. Except as set forth on Schedule 2.18, since January 1, 2017, there have been no strikes, work slowdowns, work stoppages or lockouts between any employees of the Company or any of its Subsidiaries, on the one hand, and the Company or such Subsidiary, on the other hand.

(b) True and complete information as to the name and current job title, base salary, target bonus, and any severance entitlements for all current officers of the Company and its Subsidiaries has been provided to Parent. Other than as set forth in Schedule 2.18, each employee of the Company or a Subsidiary is terminable “at will” subject to applicable severance entitlements or notice periods as set forth by Legal Requirements or in any applicable employment agreement, and there are no agreements or understandings between the Company or any Subsidiary and any of its respective employees that their employment will be for any particular period.

(c) To the Company’s Knowledge, none of the officers of the Company or any of its Subsidiaries presently intends to terminate his or her employment with the Company or such Subsidiary. The Company and each of its Subsidiaries is in compliance in all material respects and, to the Company’s Knowledge, the Company’s and each of its Subsidiaries’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company or such Subsidiary and such individual.

(d) The Company and each of its Subsidiaries is in compliance in all material respects with all Legal Requirements respecting hiring, employment, termination of employment, employment practices, terms and conditions of employment, employment discrimination, harassment, retaliation, reasonable accommodation, wages and hours, and employee health and safety, and neither the Company nor any of its Subsidiaries is liable for any arrears of wages or penalties with respect thereto. All amounts that the Company or any of its Subsidiaries is legally required to withhold from its employees’ wages and to pay to any Governmental Authority as required by Legal Requirements have been withheld and paid or accrued as a liability in the Financials. There are no pending, or to the Company’s Knowledge, threatened in writing, Actions against the Company or any Subsidiary by any employee in connection with such employee’s employment or termination of employment by the Company or any of its Subsidiaries.

(e) No employee or former employee of the Company or any of its Subsidiaries is owed any wages, benefits or other compensation for past services that has not yet been paid or reimbursed (other than wages, benefits, and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable Legal Requirements, are payable in the future, such as accrued vacation, recreation leave and severance pay).

Section 2.19. Environmental Matters.

(a) Except as set forth in Schedule 2.19 or as would not be material to the Company and its Subsidiaries, taken as a whole, (a) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, (b) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries on or upon any site (including soils, groundwater, surface water, air, buildings, or other structures) currently owned, leased or otherwise operated or used by the Company or any of its Subsidiaries, or formerly owned, leased, or otherwise operated or used by the Company or any of its Subsidiaries, (c) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law, and (d) to the Company’s Knowledge, there are no underground storage tanks located on, no PCBs (polychlorinated biphenyls) or PCB-containing equipment used or stored on and no Hazardous Substance stored on, any site owned or operated by the Company or any of its Subsidiaries, except in compliance with Environmental Laws.

(b) The representations and warranties contained in this Section 2.19 are the only representations and warranties being made by the Company with respect to (a) compliance with or liability under Environmental Laws, (b) any release of Hazardous Substances or (c) with respect to any environmental matter related to the Company or any of its Subsidiaries.

Section 2.20. Contracts.

(a) Schedule 2.20 lists each of the following Contractual Obligations to which the Company or any of its Subsidiaries is bound:

(i) any Contractual Obligation with respect to a dealer, distributor, referral, or similar agreement, or any Contractual Obligation providing for the grant by the Company or any of its Subsidiaries of rights to market or sell Company Products on behalf of the Company to any other Person;

(ii) any Contractual Obligation pursuant to which a partnership or joint venture was established that is material to the operation of the Company’s business as currently conducted;

(iii) any Contractual Obligation made other than in the ordinary course of business (x) providing for the grant of any preferential rights of first offer or first refusal to purchase or lease any material asset, (y) providing for any exclusive right to sell or distribute, or otherwise relating to the sale or distribution of, any Company Product, or (z) pursuant to which any other Person is granted “most favored nations” pricing or customer status or similar with respect to any Company Products;

(iv) any Contractual Obligation (other than “shrink wrap” and similar generally available commercial end-user licenses to software) pursuant to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries licenses any Intellectual Property used in the development or licensing of the Company Products, in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole;

(v) any Contractual Obligation providing for outsourced development or joint development of any material items of Company Intellectual Property;

(vi) any Contractual Obligation made other than in the ordinary course of business containing any indemnification, warranty, support, maintenance, or service that represents a material obligation of the Company and its Subsidiaries, taken as a whole;

(vii) any lease, sublease or similar arrangement for the use by the Company or any of its Subsidiaries of any Real Property or Personal Property owned by a third party, and any lease, sublease or similar arrangement for use by a third party of any Real Property or Personal Property owned, leased or subleased by the Company or any of its Subsidiaries, where the annual lease payments are greater than $5,000,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business) or where the Real Property or Personal Property is material to the business of the Company or any of its Subsidiaries;

(viii) any Contractual Obligation under which the Company or any of its Subsidiaries has permitted any material asset to become subject to, or under which any material asset may become subject to, a Lien (other than a Permitted Lien);

(ix) any Contractual Obligation providing for the employment or consultancy of any Person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant in excess of $250,000 per year;

(x) any collective bargaining agreement with any labor union;

(xi) any Contractual Obligation that (A) purports to limit materially either the type of business in which the Company or any of its Subsidiaries (or, after the Closing, Parent or one of its Subsidiaries or Parent’s successors or assigns) may engage or the geographic area in which any of them may engage in any business, or to limit the solicitation by any of them of the employment of any Person or the ability of any of them to sell to or purchase from any Person, or (B) would require the disposition of any material assets or line of business of the Company and any of its Subsidiaries (or, after the Closing, Parent or any of its Subsidiaries or Parent’s successors or assigns);

(xii) any outstanding general or special powers of attorney executed by or on behalf of the Company or any of its Subsidiaries other than in the ordinary course of business;

(xiii) any Contractual Obligation relating to the issuance of any equity interests or debt securities or any securities convertible into or exchangeable for equity interests or debt securities, or subscriptions, rights, warrants or options to acquire any equity interests or debt securities or any securities convertible into or exchangeable for equity interests or debt securities;

(xiv) any obligation to register any equity interests with any Governmental Authority;

(xv) any Contractual Obligation relating to the acquisition by merger, consolidation, equity or asset purchase, or any other manner of any Person or a line of business of any Person outside the ordinary course of business, or relating to any joint venture or strategic partnership or alliance with another Person that is material to the operation of the Company’s business as currently conducted;

(xvi) any Contractual Obligation under which the Company or any of its Subsidiaries has advanced or loaned an amount to, or received a loan, note, or other instrument, agreement, or arrangement for or relating to the borrowing of money from, any of its Affiliates, shareholders, members, officers, managers, members of the board of managers or board of directors, or employees;

(xvii) any Contractual Obligation (or group of related Contractual Obligations) the performance of which mandates payment by the Company or any of its Subsidiaries of consideration in excess of $25,000,000 per annum over the remaining life of such Contractual Obligation, other than (A) any Contractual Obligation that is terminable by the Company or the applicable Subsidiary at will without material liability and on less than ninety (90) days’ notice, (B) any Contractual Obligation (or group of related Contractual Obligations) to remit amounts received by the Company to third parties in connection with construction contracts and (C) purchase orders received in the ordinary course of business;

(xviii) any mortgage, indenture, note, installment obligation or other instrument or agreement for or relating to any borrowing of money by the Company or any of its Subsidiaries in excess of $20,000,000; and

(xix) any guaranty by the Company or any of its Subsidiaries, or Affiliate thereof, of any obligation of another Person in excess of $20,000,000.

(b) The Company has made available to Parent copies of each Contractual Obligation listed on Schedule 2.20 that are accurate and complete, in each case, as amended or otherwise modified and currently in effect. Each Contractual Obligation required to be disclosed on Schedule 2.20 (the “Disclosed Contracts”) is in full force and effect and is enforceable against the Company and/or its Subsidiaries, as applicable, except where any such failure would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. No Company or Subsidiary, nor, to the Company’s Knowledge, any other party to any Disclosed Contract, is in breach or violation of, or default under, or has repudiated any provision of, any Disclosed Contract, and, to the Company’s Knowledge, no event has occurred which with notice or lapse of time or both would become a breach of or default under any Disclosed Contract.

(c) Except as set forth in Schedule 2.20, all Disclosed Contracts are being performed without any party thereto relying on any force majeure provisions to excuse non-performance or performance delays arising out of the COVID-19 pandemic or COVID-19 Measures, except where such reliance on, non-performance, or delay was not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 2.21. Customers and Suppliers.

(a) Set forth in Schedule 2.21(a) is a list of the top ten (10) customers (by revenue) of the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2021 and any additional customers that are reasonably expected to be there for the fiscal year ending December 31, 2022 (collectively, the “Material Customers”), and the aggregate amount of consideration paid to the Company and its Subsidiaries by each Material Customer during each such period. Except as set forth in Schedule 2.21(a), as of the date of this Agreement, no such Material Customer has expressed to the Company in writing, and the Company has no knowledge of, any Material Customer’s intention to cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with the Company or of a material breach of the terms of any contract with such Material Customer. As of the date of this Agreement, no Material Customer has asserted or threatened in writing a force majeure event or anticipated inability to perform, in whole or in part, arising out of the COVID-19 pandemic.

(b) Set forth in Schedule 2.21(b) is a list of the top ten (10) vendors to and/or suppliers of (by spend) of the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2021 (collectively, the “Material Suppliers”), and the amount of consideration paid to each Material Supplier by the Company and its Subsidiaries during each such period. No such Material Supplier is the sole source of the goods or services supplied by such Material Supplier. No such Material Supplier has expressed to the Company or any of its Subsidiaries in writing its intention to, and to the Company’s Knowledge, no such Material Supplier intends to, cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with the Company and its Subsidiaries or indicating a material breach of the terms of any Contractual Obligation with such Material Supplier. No Material Supplier has asserted or threatened in writing a force majeure event or provided written notice of an anticipated inability to perform, in whole or in part, arising out of the COVID-19 pandemic.

Section 2.22. Affiliate Transactions. To the Company’s Knowledge, no Affiliate of the Company or any of its Subsidiaries: (a) has any material interest in any asset owned or leased by the Company or its Subsidiaries or used in connection with the business of any of the Company or its Subsidiaries, (b) has received a loan from the Company or any of its Subsidiaries which has not been repaid as of the date of this Agreement, or (c) is engaged in any material transaction, arrangement, or understanding with the Company or any of its Subsidiaries, other than through the ownership of equity interests as disclosed in Schedule 2.7(a) and Schedule 2.7(b) or payments made to, and other compensation provided to, officers and directors (or equivalent) in the ordinary course of business.

Section 2.23. Litigation. Except as set forth on Schedule 2.23, there are no pending or, to the Company’s Knowledge, threatened, (a) Actions to which the Company or any of its Subsidiaries is a party (either as plaintiff or defendant), or to which any material assets of the Company or any of its Subsidiaries are subject, which is reasonably expected to be materially adverse to the operations of the Company or any of its Subsidiaries, or (b) allegations of sexual harassment against any officer, manager, director or executive employee of the Company or any of its Subsidiaries which could reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any of its Subsidiaries is subject to any continuing Order of, or consent decree, settlement agreement or other similar written agreement with, or to the Company’s Knowledge, continuing investigation by, any Governmental Authority, that would cause a Company Material Adverse Effect.

Section 2.24. Insurance. Schedule 2.24 sets forth a list of the material insurance policies and fidelity and surety bonds that cover the Company and its Subsidiaries. The list includes for each such policy, the type of policy, form of coverage, the policy number and the name of the insurer. The Company has made available to Parent true and accurate copies of each such policy. Each such policy is legal, valid, binding, and enforceable in accordance with its terms, in full force and effect (or has been renewed), all premiums have been paid, neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any of such policies, and no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received by the Company or any of its Subsidiaries, in each case, where such failure, default, breach or termination was not or would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole. The coverages provided by such insurance policies are believed by the Company to be reasonably adequate in amount and scope for the Company’s and its Subsidiaries’ business and operations, including any insurance required to be maintained by Disclosed Contracts.

Section 2.25. Brokers. Except as set forth in Schedule 2.25, no investment banker, financial advisor, broker, or finder has acted for or on behalf of the Company nor, to the Company’s Knowledge, any Company Member or any Affiliate of the Company or a Company Member, in connection with this Agreement or the Transactions, and the Company has not (and, to the Company’s Knowledge, none of the Company Members or any Affiliate of the Company or a Company Member has) entered into any agreement with any Person which will result in the obligation of the Company or its Subsidiaries or Parent to pay any finder’s fee, brokerage fees, commission, or similar compensation in connection with the Merger and the other Transactions.

Section 2.26. Restrictions on Business Activities. Except as set forth in Schedule 2.26, there is no Contractual Obligation or Order of a Governmental Authority binding on the Company or any of its Subsidiaries, or their respective material assets, or to which the Company or any of its Subsidiaries is a party, which has, or could reasonably be expected to have, the effect of materially prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of the business of the Company or any of its Subsidiaries as currently conducted or as presently expected to be conducted.

Section 2.27. Anti-Corruption Matters.

(a) Since January 1, 2019, neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge any of their respective Affiliates or Associated Persons or any other Person acting on behalf of any them, has engaged in any activity or conduct that has resulted or will result in the violation of any applicable Anti-Corruption Laws, any Anti-Tax Evasion Laws, or any Economic Sanctions Laws.

(b) The Company and each of its Subsidiaries has in place commercially reasonable procedures to prevent violation of any Anti-Corruption Laws, Economic Sanctions Laws, or Anti-Tax Evasion Laws by their Affiliates and Associated Persons in accordance with all Legal Requirements and generally accepted industry standards.

(c) Since January 1, 2019, to the Company’s Knowledge, (i) neither the Company nor any of its Subsidiaries, nor any of their Affiliates or Associated Persons, nor any other Person acting on behalf of any of the foregoing, is or has been the subject of any investigation, inquiry, litigation, or administrative or enforcement proceedings by any Governmental Authority or any customer regarding any offense or alleged offense under any Anti-Corruption Laws, Economic Sanctions Laws, or Anti-Tax Evasion Laws, (ii) no such investigation, inquiry, litigation, or proceedings have been threatened or are pending, and (iii) there are no circumstances likely to give rise to any such investigation, inquiry, litigation, or proceedings.

(d) Neither the Company nor any of its Subsidiaries, nor any of their Affiliates or Associated Persons, is currently identified on the specially designated nationals or other blocked person list or otherwise subject to any U.S. sanctions administered by OFAC, and such persons have not directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

(e) The Company and each of its Subsidiaries is in compliance in all material respects with all Export Control Laws applicable to it. Without limiting the foregoing: (i) the Company and each of its Subsidiaries has obtained all material export licenses and other material approvals required for its exports of products required by any Export Control Law and all such approvals and licenses are in full force and effect; (ii) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of such applicable export licenses or other approvals; and (ii) there are no claims pending or threatened in writing against the Company or any of its Subsidiaries with respect to such export licenses or other approvals.

Section 2.28. Manager Approval. The managers of the Company (including any required committee or subgroup thereof) have, as of the date of this Agreement, in accordance with the Company’s Charter Documents, duly approved this Agreement, the Ancillary Agreements, the Merger and the other Transactions, and (i) declared the advisability of the Merger and the other Transactions, (ii) determined that the Merger and the other Transactions are fair to, and in the best interests of, the Company and the Company Members, (iii) determined to recommend to the holders of Company Membership Interests that they vote in favor of the adoption of this Agreement and the approval of the Merger and the other Transactions.

Section 2.29. Exclusivity of Representations. Except as provided in this ARTICLE II (as modified by the Company Schedule), neither the Company nor any of its Subsidiaries, nor any of their Affiliates, nor any of their respective directors, officers, employees, stockholders, or representatives, has made, or is making, any representation or warranty whatsoever to Parent or its Affiliates. The Company acknowledges and agrees (on its own behalf and on behalf of its Affiliates and Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of Parent; (ii) it has been afforded satisfactory access to the books and records, facilities and personnel of Parent for purposes of conducting such investigation; and (iii) except for the representations and warranties set forth in ARTICLE III (as modified by the Parent Schedule), it is not relying on any representations and warranties from any Person in connection with the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to the exceptions set forth in Schedule 3 (the “Parent Schedule”), each of Parent and Merger Sub represents and warrants to the Company as follows:

Section 3.1. Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business in all material respects as now conducted. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business in all material respects as now conducted, except where the failure thereof would not have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction in which Parent or Merger Sub is so qualified or licensed is listed in Schedule 3.1. Each of Parent and Merger Sub has the requisite corporate or limited liability company, as applicable, power and authority and is in possession of all Approvals necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted, except where the failure thereof would not have a Parent Material Adverse Effect. Complete and correct copies of the Charter Documents of Parent and Merger Sub, as amended and currently in effect, have been made available to the Company or the Company’s counsel.

Section 3.2. Subsidiaries. Except as set forth in Schedule 3.2, neither Parent nor Merger Sub has any direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any capital stock or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Parent owns 100% of the outstanding capital of Merger Sub.

Section 3.3. Power and Authorization. Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party and to consummate the Merger and the other Transactions, subject to approval of the Parent Stockholder Matters. The execution and delivery of this Agreement and each Ancillary Agreement by each of Parent and Merger Sub has been (or with respect to Ancillary Agreements to be entered into at the Closing, will be) duly authorized by all necessary corporate action on the part of Parent or Merger Sub, as applicable, subject to approval of the Parent Stockholder Matters. This Agreement and each Ancillary Agreement to which Parent and Merger Sub are (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at the Closing, will be when executed and delivered) duly executed and delivered by Parent and Merger Sub and (b) is (or in the case of Ancillary Agreements to be entered into at the Closing, will be when executed and delivered) enforceable against Parent and Merger Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3.4. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval of), or filing with, any Governmental Authority is required by or on behalf of Parent or Merger Sub in connection with, (i) the valid and lawful authorization, execution, delivery and performance by each of Parent and Merger Sub of this Agreement or any Ancillary Agreement to which it is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party or (ii) the consummation of the Merger and the other Transactions by Parent and Merger Sub, except, in the case of clause (ii), for (a) compliance with applicable requirements of the HSR Act, (b) compliance with the Exchange Act and the Securities Act, (c) the filing of the Certificate of Merger, and (d) such other consents, approvals, authorizations, Permits, filings or notifications (if any) as will have been obtained or given at or prior to Closing that would, individually or in the aggregate, reasonably be expected to be material to Parent, in each case which are set forth in Schedule 3.4.

Section 3.5. Non-contravention. Except as set forth in Schedule 3.5, neither the authorization, execution, delivery, or performance by Parent or Merger Sub of this Agreement or any Ancillary Agreement to which it is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party, nor the consummation of the Merger or the other Transactions, will:

(a) subject to compliance with the requirements specified in Section 3.4, result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any material Legal Requirement applicable to Parent or Merger Sub that would be or would reasonably be expected to be material to Parent and Merger Sub, taken as a whole;

(b) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, or require any action by (including any authorization, consent or approval) or notice to, or increase any payment to, any Person under, any of the terms, conditions or provisions of (i) any Contractual Obligation of Parent or Merger Sub that is material to Parent and Merger Sub, taken as a whole, or (ii) the Charter Documents of Parent or Merger Sub;

(c) result in the creation or imposition of any material Lien on any material asset of Parent or Merger Sub other than Permitted Liens; or

(d) result in the triggering, acceleration, or increase of any payment to any Person pursuant to any material Contractual Obligation of Parent or Merger Sub, including any “change of control” or similar provision, that would be or would reasonably be expected to be material to Parent and Merger Sub, taken as a whole.

Section 3.6. No Operating History.

(a) Parent was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. It completed an initial public offering of Units consisting of Parent Common Stock and Parent Warrants in November 2021, and placed certain of the net proceeds of its initial public offering and simultaneous private placement of Parent Units in the Trust Fund described in Section 3.11. Parent has never conducted any operations and has never engaged in any business activities, except raising funds through sales of securities, causing its securities to be listed on Nasdaq, complying with applicable regulatory requirements of the SEC, Nasdaq, and State of Delaware, seeking to find a company or companies with which to complete an initial business combination and negotiating the terms of the Transactions.

(b) Merger Sub was formed for the purpose of completing the Merger. Merger Sub has never engaged in any business activities, has no assets or liabilities and has never generated any revenues or expenses, other than expenses related to the Transactions.

Section 3.7. Compliance. Each of Parent and Merger Sub has complied and is in compliance with all Legal Requirements applicable to the conduct of its business, or the ownership or operation of its business, in each case, except as was not and would not reasonably be expected to be, individually or in the aggregate, material to Parent and Merger Sub, taken as a whole. No written notice of non-compliance with any material Legal Requirement has been received by Parent or Merger Sub, and Parent has no Knowledge of any such notice related to Parent or Merger Sub delivered to any other Person.

Section 3.8. Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 50,000,000 shares of Parent Common Stock, of which 35,911,000 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 1,000,000 shares of preferred stock of Parent, par value $0.0001 per share (“Parent Preferred Stock,” and together with the Parent Common Stock, the “Parent Stock”), of which no shares of Parent Preferred Stock are issued and outstanding. All of the currently outstanding shares of Parent Common Stock (v) are duly authorized, fully paid and non-assessable, (w) were not issued in violation of any preemptive or subscription rights, (x) were issued in compliance in all respects with all securities and other applicable Legal Requirements, (y) were issued in compliance with all requirements set forth in the Company’s Charter Documents and in any applicable Contractual Obligations, and (z) are free and clear of all Liens.

(b) Of the authorized shares of Parent Stock, (i) no shares of Parent Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock and there are no such outstanding options, and (ii) 14,385,500 shares of Parent Common Stock are reserved for issuance upon the exercise of Parent Warrants as described in Schedule 3.8(b). Except for shares of Parent Common Stock that may be reserved for issuance upon exercise of Parent Warrants issuable upon conversion of Parent Borrowings in accordance with Section 5.12, no other shares of Parent Common Stock are reserved for issuance by Parent.

(c) Except as provided in this Agreement or as described in Section 3.8(b), and except for Parent Warrants that may be issuable upon conversion of Parent Borrowings in accordance with Section 5.12 and shares of Parent Common Stock that may be issuable upon exercise of such Parent Warrants, there are no subscriptions, options, warrants, shares of capital stock, equity securities or similar ownership interests, calls, rights, commitments or agreements of any character to which Parent or Merger Sub is a party or by which it is bound obligating Parent or Merger to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or other ownership interests of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, share of capital stock, equity security or similar ownership interest, call, right, commitment or agreement.

(d) Neither Parent nor Merger Sub has granted (i) any preemptive rights or other similar rights in respect of any capital stock, (ii) any equity appreciation rights, phantom units, or other securities with a value based on the capital stock of the Company, or (iii) any board nomination or observer rights.

(e) Except as provided for in this Agreement or as set forth in Schedule 3.8(e), there are no registrations rights with respect to any securities of Parent or Merger Sub, and no voting trust, rights plan, anti-takeover plan, or other agreement or understanding to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound with respect to any capital stock of Parent or Merger Sub.

(f) Except as provided in this Agreement or as set forth on Schedule 3.8(f), as a result of the consummation of the Merger and the other Transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of the Company or any of its Subsidiaries are issuable and no rights in connection with any shares, warrants, options or other securities of Parent or Merger Sub (including anti-dilution rights) accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise). Except as provided in this Agreement or as set forth on Schedule 3.8(f), the Parent Warrants do not contain any anti-dilution rights, other than adjustments for stock splits, reverse stock splits, stock combinations, stock dividends and similar transactions affecting the stockholders as whole.

(g) Except as set forth on Schedule 3.8(g), neither Parent nor Merger Sub has any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the holders of shares of capital stock of the Company or any of its Subsidiaries.

(h) Except as provided for in this Agreement or as set forth in Schedule 3.8(h), no outstanding securities of Parent are unvested or subjected to a repurchase option, risk of forfeiture, or other condition under any applicable agreement with Parent.

(i) The authorized and outstanding share capital of Merger Sub is 1,000 shares of common stock, par value $0.0001 per share. Parent owns all of the outstanding share capital of Merger Sub, free and clear of all Liens.

Section 3.9. Parent SEC Reports and Financial Statements.

(a) Parent SEC Reports and Financial Statements. Parent has timely filed all registration statements, reports, schedules, forms, statements and other documents required to have been filed by Parent with the SEC since its formation (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Parent SEC Reports”). Except for any changes (including any required revisions to or restatements of the Parent Financial Statements (defined below) or the Parent SEC Reports) to the Parent’s historical or future accounting relating to any guidance from the SEC staff after the date hereof relating to non-cash accounting matters (the “SEC SPAC Accounting Changes”), and except for any delays in the filing of the Parent’s periodic reports as they come due, as of their respective dates, as a result thereof, (i) none of the Parent SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the audited financial statements of Parent (“Parent Audited Financial Statements”) and unaudited interim financial statements of Parent (“Parent Unaudited Financial Statements” and, together with the Parent Audited Financial Statements, the “Parent Financial Statements”) (including, in each case, the notes and schedules thereto) included in the Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis in accordance with past practice during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Parent and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) Absence of Undisclosed Liabilities. Parent does not have any liabilities which are of a nature required by U.S. GAAP to be reflected in a balance sheet or the notes thereto except for (i) liabilities included in the most recent balance sheet included in the Parent Financial Statements or resulting from SEC SPAC Accounting Changes, (ii) liabilities disclosed in the Parent SEC Reports, and (iii) liabilities incurred (x) in the ordinary course of business since the date of the most recent balance sheet included in the Parent Financial Statements, (y) in contemplation of the Transactions or with respect thereto or (z) outside of the ordinary course of business which would not be, individually or in the aggregate, material to Parent.

(c) Disclosure Controls and Procedures. Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a-15(d) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Parent’s Knowledge, except for any deficiencies that may result from SEC SPAC Accounting Changes, such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(d) Internal Control. Parent has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(e) under the Exchange Act). Except for any deficiencies that may result from SEC SPAC Accounting Changes, such internal controls are effective and sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of the Parent Financial Statements for external purposes in accordance with U.S. GAAP.

(e) SOX Compliance. There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) SEC Comments. To the Knowledge of Parent, as of the date of this Agreement, there are no outstanding comments from the SEC Staff with respect to the Parent SEC Reports. To the Knowledge of Parent, as of the date of this Agreement, none of the Parent SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 3.10. Absence of Certain Developments. Since the date of the most recent balance sheet included in the Parent Financial Statements, except as set forth in the Parent SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.10, (a) there has not been any change, development, condition or event that constitutes a Parent Material Adverse Effect; (b) the business of Parent has been conducted in the ordinary course of business (aside from steps taken in contemplation of the Transactions); and (c) Parent has not taken any action that would have required the prior written consent of the Company under Section 4.1(b) if such action had been taken on or after the date hereof and prior to the Closing.

Section 3.11. Trust Fund.

(a) As of the date hereof, Parent has approximately $280 million invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account (the “Trust Fund”) administered by AST&T, pursuant to that certain Investment Management Trust Agreement by and between Parent and AST&T, dated as of November 22, 2021 (the “Trust Agreement”). The Trust Fund shall be utilized in accordance with Section 5.10 hereof and the Trust Agreement.

(b) The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder, and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to Parent’s Knowledge, the trustee under the Trust Agreement. There are no separate Contractual Obligations, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and AST&T that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to Parent’s Knowledge, that would entitle any Person (other than stockholders of Parent holding Parent Common Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Common Stock pursuant to Parent’s Charter Documents) to any portion of the proceeds in the Trust Fund, except as described in the Parent SEC Reports. Prior to the Closing, none of the funds held in the Trust Fund may be released except: (A) interest income earned on the Trust Fund to pay taxes; and (B) to redeem Parent Common Stock in accordance with the provisions of Parent’s Charter Documents. There are no Actions pending or, to Parent’s Knowledge, threatened in writing with respect to the Trust Fund.

Section 3.12. Real Property; Personal Property. Neither Parent nor Merger Sub owns or leases any real property or personal property.

Section 3.13. Intellectual Property. Neither Parent nor Merger Sub owns, licenses, or otherwise has any right, title or interest in any Intellectual Property Rights.

Section 3.14. Tax Matters.

(a) Each of Parent and Merger Sub has timely filed, or has caused to be timely filed on its behalf all material Tax Returns in each jurisdiction in which Parent and/or Merger Sub is required to file Tax Returns. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by Parent and Merger Sub (whether or not shown on any Tax Return) have been paid. Neither Parent nor Merger Sub is currently the beneficiary of any extension of time within which to file any Tax Return. To the best of Parent’s Knowledge, no claim has ever been made by a Governmental Authority in a jurisdiction where Parent or Merger Sub does not file Tax Returns that Parent or Merger Sub is or may be subject to taxation by that jurisdiction.

(b) Parent and Merger Sub have (i) withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder and (ii) materially complied with all filings required with respect thereto.

(c) There are no outstanding audits or examinations concerning any Tax Return either (i) claimed, threatened, or raised in writing by a Governmental Authority, or (ii) as to which Parent or Merger Sub or the directors and officers (and employees responsible for Tax matters) of Parent and Merger Sub have knowledge.

(d) There is no Tax deficiency outstanding, proposed or assessed against Parent or Merger Sub, nor have Parent or Merger Sub executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Parent and Merger Sub have materially complied with all Legal Requirements with respect to payments made to third parties with respect to any Taxes.

(e) There is no adjustment relating to any Tax Returns filed by Parent or Merger Sub (i) that has been proposed in writing, formally or informally, by any Governmental Authority, or (ii) of which Parent or Merger Sub or the directors and officers (and employees responsible for Tax matters) of Parent or Merger Sub have knowledge, and neither Parent, Merger Sub nor any director or officer (or employee responsible for Tax matters) of Parent or Merger Sub expects any Governmental Authority to assess additional Taxes for any period for which Tax Returns have been filed.

(f) No power of attorney that has been granted by Parent or Merger Sub with respect to a Tax matter is currently in effect.

(g) Neither Parent nor Merger Sub has been included in any “consolidated,” “unitary,” “combined,” or similar Tax Return provided for under any Legal Requirements as a member of an affiliated group or otherwise, and has no liability for the Taxes of any other Person, by reason of any agreements, contracts, or arrangements as a successor or transferee or otherwise. Neither Parent nor Merger Sub is a party to or bound by any Tax sharing agreement providing for the allocation of Taxes among members of an affiliated, consolidated, combined or unitary group, other than any such agreement that is Contractual Obligation entered into in the ordinary course of business and not primarily related to Taxes.

(h) Neither Parent nor Merger Sub is currently subject to any Liens, other than Permitted Liens, imposed on any of its assets as a result of the failure or alleged failure of Parent or Merger Sub to pay Taxes, and neither Parent nor Merger Sub has Knowledge of any basis for assertion of any claims attributable to Taxes that, if adversely determined, would result in any such Lien.

(i) Neither Parent nor Merger Sub has liability for any unpaid Taxes which have not been accrued for or reserved on the balance sheets included in the Parent Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes.

(j) Neither Parent, nor Merger Sub, nor any Affiliate of Parent or Merger Sub has taken any action (or permitted any action to be taken), nor is aware of any fact or circumstance, that would prevent or impede, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(k) Neither Parent nor Merger Sub has applied for any relief under, taken advantage of, deferred the payment of Tax or the recognition of taxable income or gain as result of, or is otherwise subject to any provision of a COVID-19 Response Law.

(l) The representations and warranties contained in this Section 3.14 are the only representations and warranties being made by Parent and Merger Sub with respect to Taxes.

Section 3.15. Employees; Employee Benefit Plans.

(a) Other than any officers or as described in the Parent SEC Reports, Parent and Merger Sub do not have and have never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Fund, neither Parent nor Merger Sub has any unsatisfied material liability with respect to any employee.

(b) Other than as contemplated by this Agreement, Parent and Merger Sub do not currently, and do not plan or have any commitment to, maintain, sponsor, contribute to or have any direct liability under any Employee Plans.

(c) The representations and warranties contained in this Section 3.15 are the only representations and warranties being made by Parent or Merger Sub with respect to employee benefits.

Section 3.16. Contracts. Schedule 3.16 sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Parent or Merger Sub is a party, other than any such material contract previously filed with the SEC.

Section 3.17. Affiliate Transactions. Except as described in the Parent SEC Reports, to Parent’s Knowledge, no Affiliate of Parent is engaged in any material transaction, arrangement, or understanding with the Company or any of its Subsidiaries.

Section 3.18. Litigation. There are no pending or, to Parent’s Knowledge, threatened, (a) Actions to which Parent or Merger Sub is a party (either as plaintiff or defendant), or to which any material assets of Parent or Merger Sub are subject, which is reasonably expected to be materially adverse to the operations of Parent or Merger Sub, or (b) allegations of sexual harassment against any officer, manager, director, executive employee, or managing member of Parent or Merger Sub which could reasonably be expected to result in a Parent Material Adverse Effect. Neither Parent nor Merger nor any property or asset of Parent or Merger Sub is subject to any continuing Order of, or consent decree, settlement agreement or other similar written agreement with, or to the Company’s Knowledge, continuing investigation by, any Governmental Authority, that would cause a Parent Material Adverse Effect.

Section 3.19. Parent Listing. The issued and outstanding shares of Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “LGTO”. The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “LGTOW”. The issued and outstanding Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “LGTOU”. There is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Common Stock, Parent Warrants or Parent Units or terminate the listing of the Parent Common Stock or Parent Warrants on Nasdaq. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Common Stock, Parent Warrants, or Parent Units under the Exchange Act.

Section 3.20. Stock Issued in Transactions. When shares of Parent Common Stock are issued in the Merger as contemplated by this Agreement, such shares of Parent Common Stock will be duly authorized, validly issued and non-assessable, and will be received by the Company Members to whom they are issued free and clear of all Liens or restrictions on transfer, other than (i) restrictions on transfer imposed by this Agreement, the Parent Charter Documents and the Lock-up Agreement, and (ii) restrictions on transfer imposed by applicable securities Legal Requirements.

Section 3.21. Brokers. Except as set forth in Schedule 3.21, no investment banker, financial advisor, broker, or finder has acted for or on behalf of Parent, nor, to Parent’s Knowledge, any Affiliate thereof, in connection with this Agreement or the Transactions, and Parent has not (and, to Parent’s Knowledge, no Affiliate of Parent has) entered into any agreement with any Person which will result in the obligation of Parent or the Company or its Subsidiaries to pay any finder’s fee, brokerage fees, commission, or similar compensation in connection with the Merger and the other Transactions.

Section 3.22. Board Approval. The board of directors of each of Parent and Merger Sub has, as of the date of this Agreement, as of the date of this Agreement, in accordance with Parent’s Charter Documents, duly approved this Agreement, the Ancillary Agreements, the Merger and the other Transactions, and (i) declared the advisability of the Transactions and approved this Agreement and the Transactions, (ii) determined that the Transactions are fair to, and in the best interests of, Parent and its stockholders and (iii) determined to recommend to the holders of Parent Common Stock that they vote in favor of all the Parent Stockholder Matters. Other than the approval of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve the consummation of the Transactions.

Section 3.23. Exclusivity of Representations. Except as provided in this ARTICLE III (as modified by the Parent Schedule), neither the Parent, Merger Sub, any of its or their Affiliates, nor any of its their respective directors, officers, employees, shareholders, or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates. Each of Parent and Merger Sub acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company; (ii) it has been afforded satisfactory access to the books and records, facilities and personnel of the Company and its Subsidiaries for purposes of conducting such investigation; and (iii) except for the representations and warranties with respect to the Company set forth in ARTICLE II (as modified by the Company Schedule), it is not relying on any representations and warranties from any Person in connection with the transactions contemplated hereby. It is understood that any financial projections with respect to the Company, including any statement with respect to projected revenues, costs, expenses, and profits, or similar materials made available by or on behalf of the Company to Parent, Merger Sub or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of the Company, in each case except for the representations and warranties set forth in ARTICLE II (as modified by the Company Schedule).

ARTICLE IV
COVENANTS OF THE PARTIES

Section 4.1. Operation of the Business by the Company, Parent, and Merger Sub.

(a) Conduct of the Business Generally. Except for those actions or omissions (i) as set forth in Schedule 4.1, (ii) required or expressly permitted by the terms of this Agreement or applicable Legal Requirements or (iii) consented to by the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, the Company and Parent shall use commercially reasonable efforts consistent with past practices and policies to carry on (and shall cause their respective Subsidiaries to carry on) their respective businesses in the ordinary course of business and in compliance in all material respects with all applicable Legal Requirements and to (x) preserve substantially intact their present business organization, (y) keep available the services of their present officers and key employees and (z) preserve their relationships with key customers and suppliers of goods and services and others with which it has significant business dealings.

(b) Specific Prohibitions. Except for those actions or omissions (i) as set forth in Schedule 4.1, (ii) required or expressly permitted by the terms of this Agreement or applicable Legal Requirements, or (iii) consented to by the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and Parent hereby agrees not to do (and hereby agrees to cause its respective Subsidiaries not to do) any of the following:

(i) Amend its Charter Documents;

(ii) Purchase, redeem or otherwise acquire, directly or indirectly, any capital stock or other equity interest of itself;

(iii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or other equity interest, or split, combine or reclassify any equity interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or other equity interest;

(iv) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any capital stock or other equity interest or any securities convertible into or exchangeable for any capital stock or other equity interest, or subscriptions, rights, warrants or options to acquire any capital stock or other equity interest, or any securities convertible into or exchangeable for any capital stock or other equity interest, or enter into other agreements or commitments of any character obligating it to issue any such capital stock or other equity interests or convertible or exchangeable securities;

(v) Acquire or agree to acquire by merger or consolidation of any Subsidiary with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, or otherwise acquire or agree to acquire outside the ordinary course of business any assets which are material, individually or in the aggregate, to its business, taken as a whole, as applicable, or enter into any joint ventures, strategic partnerships or alliances, or other arrangements that provide for exclusivity of territory or otherwise restrict its ability to compete or to offer or sell any products or services to other Persons. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged, or consolidated entity be included in the Proxy Statement/Prospectus;

(vi) Form or establish any Subsidiary except in the ordinary course of business consistent with prior practice or in connection with an acquisition permitted by this Section 4.1(b);

(vii) Merge or consolidate with any Person, or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;

(viii) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except the sale, lease or disposition of property or assets in the ordinary course of business that are not material, individually or in the aggregate, to its business;

(ix) Close any facility or discontinue any material line of business or any material business operations;

(x) Make capital expenditures that in any instance exceed by more than 10% the previously budgeted amount;

(xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(xii) Except as required by Legal Requirements, establish or increase any benefits under any Employee Plan, grant any severance or termination pay, pay any special bonus or special remuneration, or increase the compensation payable or paid, whether conditionally or otherwise, to any of its employees, officers, directors or consultants, other than normal annual increases not exceeding 5%, or enter into or adopt any new severance plan, or amend, modify, or alter in any material respect any Employee Plan;

(xiii) Enter into any employment contract or any collective bargaining agreement other than in the ordinary course of business consistent with past practices;

(xiv) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any Employee Plan or authorize cash payments in exchange for any options granted under any Employee Plan;

(xv) Pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction of any claims, liabilities, or obligations in the ordinary course of business consistent with past practice, or (ii) waive the benefits of, agree to modify in any material manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which it or any of its Subsidiaries is a party or of which it or any of its Subsidiaries is a beneficiary (other than with customers and other counterparties in the ordinary course of business consistent with past practices);

(xvi) Modify in any material respect or terminate any Disclosed Contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(xvii) Incur or enter into any Contractual Obligation other than in the ordinary course of business consistent with past practices requiring it to pay in excess of $5,000,000 in any 12-month period;

(xviii) Abandon, dispose of, allow to lapse, transfer, sell, assign, or exclusively license to any Person or otherwise extend, amend or modify any existing or future Intellectual Property Rights or material assets;

(xix) Terminate, cancel or let lapse, in each case voluntarily, any of its material existing insurance policies or any of its respective properties, assets and businesses, unless substantially concurrently with such termination, cancellation or lapse, it enters into a replacement policy or policies underwritten by reputable insurance companies providing coverage at least substantially equal in all material respects to the coverage under the terminated, canceled or lapsed policy;

(xx) Enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and the advancement of expenses in the ordinary course of business consistent with prior practice;

(xxi) Except as required by Legal Requirements or U.S. GAAP (including in response to any SEC SPAC Accounting Changes), revalue any of its assets in any manner or make any change in accounting methods, principles or practices;

(xxii) Make, revoke, amend, or rescind any Tax elections or Tax compromise with any Governmental Authority, execute any waiver of restrictions on assessment or collection of any Tax, or change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice, fail to pay any Tax when due (including any estimated Tax payments), claim any Tax credits or defer any Tax payments under any COVID-19 Response Law, or enter into any Tax sharing, Tax allocation, Tax receivable or Tax indemnity agreement;

(xxiii) Take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(xxiv) Engage any investment banker, financial advisor, broker, or finder or enter into any agreement with any Person which will result in the obligation to pay any finder’s fee, brokerage fees, commission, or similar compensation in connection with the Transactions; or

(xxv) Agree in writing or otherwise agree or commit to take any of the actions described in Section 4.1(b)(i) through (xxiv) above.

(c) No Control. Except as provided for in Section 4.1(a) and Section 4.1(b), the Parties acknowledge and agree that this Agreement is not intended to give the Company, on the one hand, or Parent or Merger Sub, on the other hand, directly or indirectly, any other the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, will exercise, subject to and consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

Section 4.2. Confidentiality; Access to Premises and Information.

(a) Confidentiality. The Parties agree that they shall be bound by that certain Confidentiality Agreement, dated January 20, 2022 (the “Confidentiality Agreement”), by and between the Company and Parent with respect to all nonpublic information exchanged in connection with this Agreement and the negotiations related thereto. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect, subject to Section 7.2.

(b) Access to Information. Subject to the Confidentiality Agreement, from the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with ARTICLE VII, the Company will permit Parent, during normal business hours and upon reasonable notice, to have reasonable access to Representatives of the Company and to premises, properties, books, records (including Tax records) and contracts of the Company, except, in each case, for privileged attorney-client communications or attorney work product, and information or materials required to be kept confidential by applicable Legal Requirements. The Company will instruct its PCAOB Auditor to provide Parent and its Representatives reasonable access to all of the financial information used in the preparation of the Financials and reasonably cooperate with the preparation of financial statements and financial information for inclusion in the Proxy Statement/Prospectus. Parent will permit the Company and its Representatives to have reasonable access to Representatives of Parent and Merger Sub and to premises, properties, books, records (including Tax records) and contracts of Parent and Merger Sub, except, in each case, for privileged attorney-client communications or attorney work product, and information or materials required to be kept confidential by applicable Legal Requirements.

(c) Restriction on Communication. Notwithstanding the terms of Section 4.2(b), Parent and Merger Sub each hereby agrees that from the date hereof until the Closing Date or the earlier termination of this Agreement, it will not (and will not permit any of its Representatives or Affiliates to) contact or communicate with the employees, customers, providers, service providers or suppliers of the Company or any of its Subsidiaries without the prior consultation with and approval of the Chief Executive Officer or Chief Financial Officer of the Company (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, that neither this Section 4.2(c) nor anything else herein will prohibit any contacts by Parent’s Representatives or Affiliates with the customers, providers, service providers and suppliers of the Company or any of its Subsidiaries in the ordinary course of business and unrelated to the transactions contemplated hereby.

Section 4.3. Exclusivity.

(a) From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with ARTICLE VII, the Company will not (and will cause its Affiliates and Representatives not to) solicit, initiate, enter into, or continue discussions, negotiations, or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to any Person relating to, or enter into or consummate any transaction relating to, (i) any merger or sale of ownership interests in, or material assets of, the Company or any of its Subsidiaries, or a recapitalization, share exchange, or similar transaction with respect to the Company or any of its Subsidiaries, or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit the ability of the Company or any of its Subsidiaries to consummate the Transactions contemplated by this Agreement (the transactions in subsections (i) and (ii), collectively “Company Competing Transactions”). In addition, the Company will (and will cause its Affiliates and Representatives to) promptly cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Company Competing Transaction. The Company will promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify Parent if the Company (or, to the Company’s Knowledge, any of their Affiliates or Representatives) receives any inquiry, proposal, offer or submission with respect to a Company Competing Transaction (not including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement, and will inform Parent of the principal terms of the inquiry, proposal, offer or submission.

(b) From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with ARTICLE VII, Parent and Merger Sub will not (and will cause its Affiliates and Representatives not to) solicit, initiate, enter into, or continue discussions, negotiations, or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to any Person relating to, or enter into or consummate any transaction relating to (i) any merger or sale of ownership interests in, or material assets of, Parent or a Subsidiary (including Merger Sub), or a recapitalization, share exchange, or similar transaction with respect to Parent or a Subsidiary or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit Parent or Merger Sub from being able to consummate the Transactions contemplated by this Agreement (the transactions in subsections (i) and (ii), collectively “Parent Competing Transactions”). In addition, Parent and Merger Sub will (and will cause their Affiliates and Representatives to) promptly cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Parent Competing Transaction. Parent and Merger Sub will promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify the Company if Parent or Merger Sub (or, to Parent’s Knowledge, any of their Affiliates or Representatives) receives any inquiry, proposal, offer or submission with respect to a Parent Competing Transaction (not including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement, and will inform the Company of the principal terms of the inquiry, proposal, offer or submission.

Section 4.4. Certain Financial Information. Within twenty-five (25) Business Days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to Parent unaudited consolidated financial information for such month and management commentary on the business performance during such month.

Section 4.5. Access to Financial Information. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company will, and will use commercially reasonable best efforts to cause its auditors (subject to any required access agreement or arrangement) to (a) continue to provide Parent and its Representatives reasonable access to all of the financial information used in the preparation of the Financials and the financial information furnished pursuant to Section 4.4, (b) reasonably cooperate with any reviews performed by Parent or its Representatives of any such Financials or such information, and (c) reasonably cooperate with the preparation of financial statements or financial information for inclusion in the Proxy Statement/Prospectus, including pro forma financial information, comparative per share information, and management’s discussion and analysis of financial information.

Section 4.6. Commercially Reasonable Efforts. Each of the Parties agrees to use its commercially reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable, including using its commercially reasonable best efforts to (a) cause the conditions precedent set forth in ARTICLE VI to be satisfied, (b) obtain all consents, approvals, waivers, authorizations, Orders or other actions by Governmental Authorities that are necessary to enable the consummation of the Merger and the other Transactions, (c) obtain all consents, approvals or waivers from third parties that are necessary to enable the consummation of the Merger and the other Transactions, including without limitation those set forth in Schedule 6.2(f) (it being understood that nothing herein shall require the Parties or any of their respective Affiliates to incur any liability or material expense in connection with obtaining any consent, approval or waiver), (d)  defend any Action challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed as promptly as practicable, and (e) execute and deliver any instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.1. Registration Statement; Parent Stockholder Meeting.

(a) Parent shall prepare and, as soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information relating to the Company and the Company Members as is necessary for its preparation, file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, a Registration Statement on Form S-4 (the “Registration Statement”), which shall include a proxy statement/prospectus (the “Proxy Statement/Prospectus”) to be used for (a) the purpose of soliciting proxies from the Parent Stockholders to vote in favor of (i) the adoption of this Agreement and the approval of the Merger contemplated hereby, including the issuance of the Per Membership Interest Merger Consideration and Earnout Merger Consideration to the Company Members, (ii) the election to the board of directors of Parent, effective as of the Closing, of the individuals identified on Schedule 5.16, with each to serve in the class of directors set forth opposite his or her name on such schedule, (iii) the amendment and restatement of Parent’s Charter Documents, effective as of immediately prior to the Closing, so that Parent’s Charter Documents will be in the form of Exhibit C-1 and Exhibit C-2, (iv) the adoption, effective as of the Closing, of an incentive equity plan of Parent (“Parent Plan”), (v) the approval of the adjournment of the Parent Stockholder Meeting (as defined below) to a later date or dates if it is determined by the officer presiding over the Parent Stockholder Meeting that more time is necessary for Parent to consummate the Transactions, and (vi) any other proposals reasonably agreed upon by Parent and the Company (collectively, the “Parent Stockholder Matters”) at a special or annual meeting of Parent Stockholders to be called and held for such purposes (the “Parent Stockholder Meeting”), and (b) the offer and sale of the shares of Parent Common Stock constituting the aggregate Per Membership Interest Merger Consideration and the Earnout Merger Consideration to the Company Members.

(b) The Company shall furnish to Parent all financial and other information concerning the Company, its officers, and members (including the persons listed on Schedule 5.16 who are designated by the Company and will be directors of Parent immediately following the Effective Time, assuming election by the Parent Stockholders at the Parent Stockholders Meeting), and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement and any amendment and supplement thereto, all in accordance with Section 5.4. In consultation with the Company, Parent shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use commercially reasonable efforts to cause the Registration Statement to be approved by the SEC as promptly as practicable. Parent shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act in connection therewith. Parent will notify the Company promptly after it receives notice of: (i) the time when the Registration Statement has been filed; (ii) in the event the Registration Statement is not reviewed by the SEC, the expiration of any applicable waiting period under the Securities Act or Exchange Act; (iii) in the event the preliminary Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (iv) the filing of any supplement or amendment to the Registration Statement; (v) any request by the SEC for amendment of the Registration Statement; (vi) any comments from the SEC relating to the Registration Statement and responses thereto; and (vii) requests by the SEC for additional information, and in each case Parent shall provide the Company with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Parent shall not file or mail such document or respond to the SEC prior to receiving the approval of the Company (not to be unreasonably withheld, conditioned or delayed). Filing fees with respect to the Registration Statement shall be borne by the Company.

(c) As soon as reasonably practicable following the declaration of the effectiveness of the Registration Statement by the SEC (the “SEC Approval Date”), but not later than ten (10) Business Days thereafter, Parent shall (i) distribute the Proxy Statement/Prospectus to the Parent Stockholders, (ii) having, prior to the SEC Approval Date, established the record date therefor, duly call, give notice of, convene and hold the Parent Stockholder Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, (iii) hold the Parent Stockholder Meeting on a day not more than thirty (30) days after the date on which Parent mails the Proxy Statement/Prospectus to its stockholders and (iv) subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the Parent Stockholders for approval or adoption at the Parent Stockholder Meeting, including, without limitation, the Parent Stockholder Matters. Notwithstanding the foregoing provisions of this Section 5.1(c), Parent shall, after consultation with the Company in good faith, be entitled to make one or more successive postponements or adjournments of the Parent Stockholder Meeting (i) to ensure that any supplement or amendment to the Proxy Statement/Prospectus that Parent has determined in good faith is required to satisfy the conditions of Section 5.1(d) below or any other applicable Legal Requirement, or (ii) if on a date for which the Parent Stockholder Meeting is scheduled, Parent reasonably determines that the Merger cannot be consummated for any reason; provided, that Parent continues to satisfy its obligations under Section 5.1(e) below and Parent shall reconvene such Parent Stockholder Meeting as promptly as practicable following such time as the matters described in clauses (i) and (ii) have been resolved.

(d) Parent shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement/Prospectus, the offer and sale of Parent Common Stock pursuant thereto, the solicitation of proxies thereunder, and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, (i) no financial or other information provided in writing by Parent for inclusion in the Proxy Statement/Prospectus shall, as of the date the Proxy Statement/Prospectus is first distributed to Parent Stockholders, or as of the date of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) no financial or other information provided in writing by the Company for inclusion in the Proxy Statement/Prospectus shall, as of the date the Proxy Statement/Prospectus is first distributed to Parent Stockholders, or as of the date of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Parent Stockholder Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, Parent shall as promptly as practicable prepare and file with the SEC an amendment or supplement to thereto (provided that no such amendment or supplement will be filed by Parent without compliance with Section 5.1) and transmit the same to the Parent Stockholders.

(e) Parent, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the Parent Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters referred to in Section 5.1, and shall otherwise use commercially reasonable best efforts to obtain approval of the matters referred to in Section 5.1. Neither Parent’s board of directors nor any committee or agent or representative thereof shall withdraw, or propose to withdraw, Parent’s board of director’s recommendation that the holders of shares of Parent Common Stock vote in favor of the adoption of the Parent Stockholder Matters except as required by applicable law.

Section 5.2. HSR Act. If required pursuant to the HSR Act, as promptly as practicable, Parent and the Company shall each: (a) prepare and file a notification relating to the Transactions, (b) promptly and in good faith provide all information reasonably requested of them by the Federal Trade Commission or the Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Authorities, and (c) request early termination of any waiting period under the HSR Act. Parent and the Company each shall (i) promptly inform the other Party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding the transactions contemplated by this Agreement and permit counsel to the other Party an opportunity to review in advance any proposed response to such communications, and each Party shall consider in good faith the views of the other Party’s counsel in connection with, any response to any Governmental Authority concerning the transactions contemplated by this Agreement, (ii) give the other Party prompt notice of the commencement of any Action by or before any Governmental Authority with respect to the Transactions, and (iii) keep the other Party reasonably informed as to the status of any such Action. Each Party agrees to provide, to the extent permitted by the applicable Governmental Authority, the other Party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such Party or anyone acting on its behalf and any Governmental Authority. No Party shall extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority that could affect the Transactions without the written consent of the other Parties. Filing fees with respect to the notifications required under the HSR Act shall be borne by the Company.

Section 5.3. Public Announcements.

(a) Promptly after the execution of this Agreement, Parent and the Company will issue a joint press release announcing the execution of this Agreement (“Signing Press Release”). As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”).

(b) After the issuance of the Signing Press Release, Parent and the Company shall reasonably cooperate to create and implement a plan addressing communications regarding the Transactions (the “Communications Plan”) during the period prior to the Closing (or the earlier termination of this Agreement in accordance with ARTICLE VII). Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Ancillary Agreements or the Transactions or any matter related to the foregoing, without the prior written consent of the Company, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by applicable law or the rules of any stock exchange, in which case the disclosing Party shall, to the extent permitted by applicable law, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) to the extent expressly provided for in the Communications Plan, internal announcements to employees of the Company and its Subsidiaries; (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.3; and (iv) announcements and communications to Governmental Authorities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement.

(c) Promptly after the Effective Time, Parent and the Company shall issue a joint press release announcing the consummation of the Transactions (“Closing Press Release”). Within the required period after the Effective Time, Parent shall prepare a Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”).

Section 5.4. Required Information.

(a) In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Registration Statement (including the Proxy Statement/Prospectus), the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice, or application (other than pursuant to the HSR Act, to which Section 5.2 applies) made by or on behalf of Parent and/or the Company to any Governmental Authority in connection with the Transactions, including any amendment or supplement thereto or other document filed in connection therewith, or any press release or Form 8-K relating to the business or financial condition of Parent or the Company or to the Transactions (each, a “Reviewable Document”), and for any other reasonable purposes, each of Parent and the Company, upon request by the other Party, shall furnish the other with all financial and other information concerning such Party, such Party’s directors or managers, as applicable, officers, and stockholders (including the persons listed on Schedule 5.16 who will be directors of Parent immediately following the Effective Time, assuming election by the Parent Stockholders at the Parent Stockholders Meeting), and such other matters as may be reasonably necessary or advisable in connection with the Reviewable Document, shall use commercially reasonable best efforts to cause such Party’s PCAOB auditor to issue its report on such Party’s financial statements and grant its consent to inclusion thereof in the Reviewable Document, if required, and shall otherwise assist and cooperate with the other Party as reasonably requested by the other Party in connection with any Reviewable Document.

(b) At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by Parent, on the one hand, or the Company, on the other hand, Parent or the Company, as applicable, shall be given an opportunity to review and comment upon such Reviewable Document and give its prior written consent to the form thereof, such consent not to be unreasonably withheld, conditioned or delayed, and each Party shall accept and incorporate all reasonable comments from the other Party to any such Reviewable Document prior to filing, issuance, submission or disclosure thereof.

(c) Any language included in a Reviewable Document that reflects the comments of the reviewing Party, as well as any text as to which the reviewing Party has not commented upon after being given a reasonable opportunity to comment, shall be deemed to have been approved by the reviewing Party and may henceforth be used by the other Party in other Reviewable Documents and in other documents distributed by the other Party in connection with the Transactions without further review or consent of the reviewing Party.

(d) Prior to the Closing Date (i) Parent and the Company shall notify each other as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC, and (ii) Parent and the Company shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments from the SEC Staff regarding any Reviewable Documents, or of any written or oral request by the SEC Staff for amendments or supplements to, any Reviewable Documents, and each of them shall promptly supply the other with copies of all correspondence between such Party or any of its Representatives and the SEC Staff with respect to any Reviewable Documents. Parent and the Company shall use their respective commercially reasonable best efforts, after consultation with each other, to resolve all such comments or requests with respect to any Reviewable Documents as promptly as reasonably practicable. All correspondence and communications to the SEC or its Staff made by Parent or the Company with respect to the Transactions or any agreement ancillary hereto shall be considered to be Reviewable Documents subject to the provisions of this Section 5.5.

(e) Parent and the Company shall comply with all applicable Legal Requirements in the preparation, filing, delivery and/or issuance of each Reviewable Document. All information supplied by a Party for a Reviewable Document shall, as of the date of the filing of the Reviewable Document, be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Section 5.5. No Parent Securities Transactions. Neither the Company nor any of its Subsidiaries, nor any of the Company Members, nor any of the Company’s and the Company Members’ officers, directors, employees, Affiliates or Representatives, directly or indirectly, shall engage in any transactions involving securities of Parent prior to the time of the making of a public announcement regarding all of the material terms of the Merger and the other Transactions. The Company shall use its commercially reasonable best efforts to require the Company Members and the Company’s and the Company Members’ officers, directors, employees, Affiliates and Representatives, to comply with the foregoing requirement.

Section 5.6. No Claim Against Trust Fund. Notwithstanding anything else in this Agreement, the Company acknowledges that (a) it has read Parent’s Final Prospectus and understands that Parent has established the Trust Fund and that Parent may disburse monies from the Trust Fund only in certain limited situations described in the Final Prospectus and (b) if a business combination (as defined in Parent’s Charter Documents) is not consummated by the time period set forth in Parent’s Charter Documents, Parent will be obligated to return to the holders of Parent Common Stock the amounts being held in the Trust Fund. Accordingly, the Company, for itself and each Company Member and their respective directors, officers, employees, Representatives, Subsidiaries, Affiliates, and Associated Persons, hereby waive all right, title, interest or claim of any kind against Parent to collect from the Trust Fund any monies that may be owed to them by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever; provided that: (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies held outside the Trust Fund or for specific performance or other equitable relief in connection with the Transactions, and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future pursuant to this Agreement against Parent’s assets or funds that are not held in the Trust Fund and not distributed to Redeeming Stockholders (defined below). This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of Parent.

Section 5.7. Disclosure of Certain Matters. Each of Parent and the Company will provide the other with prompt written notice of any event, development or condition of which it obtains knowledge that (a) would cause such Party’s representations and warranties to become untrue or misleading or which would prevent it from consummating the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such Party any reason to believe that any of the conditions to the obligations of the other Party set forth in ARTICLE VI, as applicable, will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects, or condition (financial or otherwise) of the Party, or (e) would require any amendment or supplement to the Proxy Statement/Prospectus. The Parties shall have the obligation to supplement or amend the Company Schedule and Parent Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such schedules; provided, however, that any such supplement or amendment shall not be deemed to modify the representations and warranties of the Parties for any purposes under the Agreement, including for the purposes of ARTICLE VI. The obligations of the Parties to amend or supplement the schedules shall terminate on the Closing Date.

Section 5.8. Securities Listing. Parent shall use its commercially reasonable best efforts to keep the Parent Common Stock, Parent Warrants and Parent Units listed for trading on Nasdaq from the date hereof and through the Closing, and shall prepare and submit to Nasdaq a notice of listing of additional shares and/or a listing application, in each case if required under Nasdaq rules, in connection with the Merger, and shall use commercially reasonable best efforts to obtain approval for the listing of the Parent Common Stock issuable in connection with the Merger on Nasdaq after the Closing, and the Company shall reasonably cooperate with Parent with respect to such listing.

Section 5.9. Charter Protections; Directors’ and Officers’ Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current and former directors and/or officers of the Company and Parent (each, a “D&O Indemnified Person”) under applicable law or as provided in the Charter Documents of the Company and Parent or in any indemnification agreements in force as of the date of this Agreement with respect to matters occurring prior to or at the Closing shall survive and shall continue in full force and effect in accordance with their terms. Prior to or at the Closing, Parent shall enter into new indemnification agreements with each individual listed in Schedule 5.16.

(b) Without limiting any additional rights that any Person may have under any other agreement, for a period of six (6) years after the Closing Date, each of Parent and the Company shall, jointly and severally, indemnify and hold harmless each D&O Indemnified Person against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the D&O Indemnified Person is or was an officer, director, employee, manager, managing member, partner (general or limited), fiduciary or agent of Parent or the Company prior to the Closing Date or (ii) any matters existing or occurring at or prior to the Closing Date (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed on or after the Closing Date, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit, proceeding or investigation, (x) each D&O Indemnified Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent within ten (10) business days of receipt by Parent from the D&O Indemnified Person of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking to return the advance if it is ultimately determined that the Person is not entitled to indemnification, (y) neither Parent, the Company, nor any of their respective Affiliates shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim in which indemnification could be sought by a D&O Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of all such D&O Indemnified Persons from all liability arising out of such action, suit, proceeding, investigation or claim (including all claims for plaintiffs’ attorney’s fees and expenses) or such D&O Indemnified Person otherwise consents and (z) Parent, the Company, and their respective Affiliates shall cooperate in the defense of any such matter.

(c) Upon the Closing, Parent shall purchase a prepaid insurance policy (i.e., “tail coverage”) which policy provides liability insurance coverage for the D&O Indemnified Persons of Parent on no less favorable terms (including in amount and scope) as the policy or policies maintained by Parent at the date of this Agreement (but in any event on terms that are reasonably prudent in circumstances) for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of Parent with respect to directors’ and officers’ liability insurance.

(d) Upon the Closing, the Surviving Company shall purchase a prepaid insurance policy (i.e., “tail coverage”) which policy provides liability insurance coverage for the D&O Indemnified Persons of the Company on no less favorable terms (including in amount and scope) as the policy or policies maintained by the Company at the date of this Agreement for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of the Company with respect to directors’ and officers’ liability insurance.

(e) Upon the Closing, Parent shall purchase a directors’ and officers’ insurance policy in a reasonably prudent amount which policy provides liability insurance coverage with respect to claims arising from acts, events or omissions that occur after the Closing. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of Parent and the Company with respect to directors’ and officers’ liability insurance.

(f) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.9.

(g) The provisions of this Section 5.9 are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Persons and may not be changed after Closing without the consent of Parent and a majority of those D&O Indemnified Persons serving on Parent’s board of directors after the Closing Date.

Section 5.10. Trust Fund Disbursement. Upon satisfaction or waiver of the conditions set forth in ARTICLE VI and provision of notice to AST&T in accordance with and pursuant to the Trust Agreement, at the Closing, Parent shall cause the documents, opinions, and notices required to be delivered to AST&T pursuant to the Trust Agreement to be so delivered, including providing AST&T with the trust termination letter. The trust termination letter shall instruct AST&T to distribute the Trust Fund as follows: (a) first, to stockholders who elect to have their shares of Parent Common Stock redeemed for cash in accordance with the provisions of Parent’s Charter Documents (“Redeeming Stockholders”), (b) second, for income Tax or other Tax obligations of Parent prior to Closing, (c) third, to EarlyBirdCapital, Inc. as deferred underwriting commissions in accordance with that certain Underwriting Agreement dated November 22, 2021, (d) fourth, to debtors of Parent in repayment of Parent Borrowings that are not converted into securities of Parent immediately prior to the Effective Time and other loans and reimbursement of expenses to directors, officers and stockholders of Parent, (e) fifth, to pay any other accrued but unpaid Transaction Expenses of Parent and the Company, and (f) sixth, all remaining funds shall be distributed to Parent for the payment of the Cash Consideration (if any) and post-Closing working capital of Parent. Thereafter, the Trust Fund shall terminate in accordance with its terms.

Section 5.11. Expenses. Except as otherwise provided herein, each Party will pay its own respective Transaction Expenses.

Section 5.12. Parent Borrowings. Through the Closing, Parent shall be allowed to borrow funds from its directors, officers and/or stockholders to meet its reasonable capital requirements necessary for the consummation of the Transactions (“Parent Borrowings”), with any such Parent Borrowings to be made only as reasonably required by the operation of Parent in due course on a non-interest bearing basis and otherwise on arm’s length terms and conditions and repayable at Closing solely in cash (or, with the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed, convertible into securities of Parent in accordance with the terms of the promissory notes issued to evidence the borrowing, which terms have been set forth in the Final Prospectus).

Section 5.13. Company Insider Loans. The Company shall cause each Insider of the Company or its Subsidiaries and each other Person designated by the Company who will become an Insider of Parent upon the Closing to, at or prior to Closing, (i) repay to the Company or its Subsidiaries any loan by the Company or its Subsidiaries to such Insider or other Person and any other amount owed by such Insider or other Person to the Company or its Subsidiaries; and (ii) cause any guaranty or similar arrangement pursuant to which the Company or its Subsidiaries have guaranteed the payment or performance of any obligations of such Insider or other Person to a third party to be terminated.

Section 5.14. Employment Agreements. Prior to the Closing Date, Parent shall enter into employment agreements with the Company executives listed on Schedule 5.14, in a form which is reasonably acceptable to the Company and such executives to be effective upon the Closing Date (the “Employment Agreements”).

Section 5.15. Registration Rights Agreement. At or prior to the Closing, Parent, the Company Members who are Affiliates of the Company (all of whom are set forth on Schedule 5.15), the Initial Stockholders, and EarlyBirdCapital, Inc. and its designees shall execute and deliver an amended and restated registration rights agreement (“Registration Rights Agreement”) in a form to be mutually agreed upon and in substance reasonable and customary for transactions of a similar nature, pursuant to which, among other things, Parent shall, within forty-five (45) days after the Closing, file a registration statement on Form S-1 to register for resale under the Securities Act the shares of Parent Common Stock issued or issuable as Per Membership Interest Merger Consideration and Earnout Merger Consideration to the Company Members who are Affiliates of the Company, the shares of Parent Common Stock held by the Initial Stockholders or issuable upon the exercise of Parent Warrants held by the Initial Stockholders (or their transferees) as of immediately after the Closing, and the shares of Parent Common Stock issued to EarlyBirdCapital, Inc. (and its designees) as compensation in Parent’s initial public offering as described in the Final Prospectus. The Registration Rights Agreement shall supersede the existing registration rights agreement, dated as of November 22, 2021, between Parent and the Initial Stockholders and EarlyBirdCapital, Inc. (and its designees).

Section 5.16. Board of Directors; Officers. Except as otherwise agreed in writing by the Company and Parent prior to the Closing, the Parties shall take all necessary action so that (a) all of the members of the board of directors of Parent and all officers of Parent resign effective as of the Closing unless such director or officer is included on Schedule 5.16, (b) the number of directors constituting the board of directors of Parent shall be such number as is specified on Schedule 5.16 and (c) the persons listed in Schedule 5.16 are elected to the positions of officers and directors of Parent, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule 5.16 is unable to serve, the Party appointing such Person shall designate a successor.

Section 5.17. Incentive Equity Plan. Prior to the Closing Date, Parent shall cause to be adopted the Parent Plan, the proposed form and terms of which shall be prepared and delivered by the Company, and which shall be reasonably acceptable to Parent. The Parent Plan shall provide that an aggregate number of shares of Parent Common Stock equal to 5.0% of the shares of Parent Common Stock outstanding upon the Closing shall be reserved for issuance pursuant to the Parent Plan. Parent shall file with the SEC a registration statement on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) relating to Parent Common Stock issuable pursuant to the Parent Plan. Such registration statement shall be filed as soon as reasonably practicable after registration of shares on Form S-8, or any successor form or comparable form in another relevant jurisdiction, first becomes available to Parent, and Parent shall use commercially reasonable best efforts to maintain the effectiveness of such registration statement for so long as any awards issued under the Parent Plan remain outstanding.

Section 5.18. Section 16 of the Exchange Act. Prior to the Effective Time, Parent’s board of directors or an appropriate committee thereof shall take all such steps as may be required to adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Parent Common Stock pursuant to this Agreement by any officer or director of Parent or the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) of the Exchange Act) of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder will be an exempt transaction under such rules and regulations.

Section 5.19. Company Member Approval. The Company shall, as promptly as practicable after the SEC Approval Date, give notice in accordance with the TBOC and the Company’s Charter Documents to all the Company Members calling for a special meeting of such members to consider and vote upon the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby, and shall hold such meeting as promptly as practicable after such notice is given (“Company Member Meeting”). The Company and its managers shall cause the Company Member Meeting to take place in accordance with the foregoing and in compliance with the Securities Act, the TBOC and the Company’s Charter Documents and use commercially reasonable best efforts to secure the Company Member Approval at the Company Member Meeting. Notwithstanding the foregoing, at the election and option of the Company, the Company shall be permitted to obtain the Company Member Approval, without a need for calling a Company Member Meeting, by obtaining the written consent of holders of Company Membership Interests representing the Company Member Approval that is executed and delivered by such holders after the SEC Approval Date; provided, that, in the event that the Company elects to obtain the Company Member Approval pursuant to such written consent, consents with respect to this Agreement, the Merger and the other transactions contemplated hereby will be solicited from all holders of Company Membership Interests. The Company shall use its commercially reasonable efforts to cause the Company Members to (i) to vote (in person, by proxy or by action by written consent, as applicable) all of their Company Membership Interests in favor of, and adopt, the Merger and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger and (ii) to execute and deliver all related documentation and take such other action in support of the Merger as shall reasonably be requested by the Company in connection with the Merger.

Section 5.20. Audited Financials. As soon as reasonably practicable following the date hereof, the Company shall deliver to Parent true and complete copies of the consolidated financial statements (including any related notes thereto) of the Company and its Subsidiaries for the fiscal years ended December 31, 2021, 2020 and 2019, audited by a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) that is “independent” with respect to the Company and each of its Subsidiaries within the meaning of Regulation S-X under the Exchange Act and in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder (such firm, the “PCAOB Auditor”), together with the PCAOB Auditor’s report thereon (the “Audited Financial Statements”); provided, that, upon delivery of such Audited Financial Statements, such financial statements shall be deemed “Financials” for the purposes of this Agreement and the representations and warranties set forth in Section 2.8 shall be deemed to apply to such Audited Financial Statements with the same force and effect as if made as of the date of this Agreement. The Audited Financial Statements shall comply as to form in all material respects, and shall be prepared in accordance with U.S. GAAP (as modified by the rules and regulations of the SEC) applied on a consistent basis throughout the periods involved, shall fairly present in all material respects the consolidated financial position of the Company at the date thereof and the results of its operations and cash flows for the periods therein indicated.

ARTICLE VI
CONDITIONS

Section 6.1. Conditions to the Obligations of Each Party. The respective obligations of each Party to effect the Transactions are subject to the satisfaction as of the Closing Date of the following conditions, any one or more of which may be waived in writing (if legally permitted) by the Party whose obligations are conditioned upon it:

(a) No Order. No Governmental Authority shall have entered a decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of restraining, enjoining or prohibiting consummation of the Merger on the terms and conditions contemplated by this Agreement.

(b) Parent Net Tangible Assets. Parent shall have at least $5,000,001 of net tangible assets either immediately prior to or upon the Closing after giving effect to the exercise by the Redeeming Stockholders of their right to redeem the shares of Parent Common Stock held by them for a pro rata share of the Trust Fund in accordance with Parent’s Charter Documents.

(c) HSR Act. All required waiting periods under the HSR Act, if any, shall have expired or been terminated, and all other consents, approvals and authorizations from Governmental Authorities legally required to be made or obtained to consummate the Transactions shall have been made or obtained.

(d) Registration Statement. The SEC shall have declared the Registration Statement effective, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(e) Parent Stockholder Approval. At the Parent Stockholder Meeting (including any adjournments thereof), the Parent Stockholder Matters shall have been duly approved and adopted by the Parent Stockholders by the requisite vote under the DGCL, the Parent Charter Documents and Nasdaq rules and regulations.

(f) Company Member Approval. The Company Member Approval shall have been obtained.

Section 6.2. Additional Conditions to Parent’s Obligations. The obligations of Parent to consummate and effect the Transactions shall be subject to the satisfaction as of the Closing Date of each of the following additional conditions, any of which may be waived, in writing, by Parent:

(a) Representations and Warranties. The representations and warranties of the Company (i) contained in Section 2.1, Section 2.2, Section 2.3, Section 2.7, Section 2.25 and Section 2.28 of this Agreement will be true and correct in all material respects (except that representations and warranties that are limited to items which are material or will have a Company Material Adverse Effect will be true and correct in all respects) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), and (ii) contained elsewhere in this Agreement will be true and correct in all respects (without giving effect to any limitation as to items which are material or will have a Company Material Adverse Effect) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect, and the Company will have delivered to Parent a certificate dated the Closing Date and signed by an officer of the Company to that effect (“Company Closing Certificate”).

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company Closing Certificate shall include a provision to that effect.

(c) Secretary Certificate. Parent shall have received a certificate of the secretary or equivalent officer of the Company certifying: (i) that attached thereto are true and complete copies of all resolutions adopted by the managers of the Company authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions, (ii) that attached thereto are certificates of good standing of the Company from the State of Texas and from each state where it is organized, qualified or licensed to do business as a foreign entity, and (iii) the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

(d) No Litigation. No Action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely the right of Parent or the Surviving Company to own, operate or control any of the Intellectual Property Rights, assets, operations, or business of the Company or its Subsidiaries following the Transactions and no Order to any such effect shall be in effect.

(e) No Material Adverse Effect. Since the date of this Agreement, there will not have occurred anything that has constituted or resulted in a Company Material Adverse Effect that is ongoing.

(f) Consents. The Company shall have obtained the consents, waivers and approvals set forth on Schedule 6.2(f).

(g) Insider Loans. (i) All outstanding material indebtedness owed to the Company or its Subsidiaries by Affiliates or Insiders thereof or by any other Person designated by the Company who will become an Insider of Parent upon the Closing shall have been repaid in full; (ii) all outstanding material guaranties and similar arrangements pursuant to which the Company or any of its Subsidiaries has guaranteed the payment or performance of any obligations of any such Affiliate or Insider or other Person to a third party shall have been terminated; and (iii) no Affiliate of the Company shall own any direct equity interests in any company that utilizes in its name or otherwise “Southland” or any derivative thereof.

(h) Employment Agreements. An employment agreement with Parent, in form and substance reasonably acceptable to Parent (the “Employment Agreements”), shall have been executed and delivered by each of the individuals set forth on Schedule 6.2(h).

(i) Company Lock-Up Agreements. The Company Lock-Up Agreements executed and delivered by the Company Members shall be in full force and effect.

(j) FIRPTA Tax Certificates. At Closing, the Company shall deliver to Parent a properly executed certification dated as of the Closing Date that meets the requirements of Treasury Regulations Section 1.1445-2(c)(3) and states that membership interests of the Company are not “U.S. real property interests” within the meaning of Section 897 of the Code, together with a written authorization for Parent to deliver such certification to the IRS on behalf of the Company after the Closing and a notice to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(k) Audited Financial Statements. The Company shall have received and delivered to Parent the Audited Financial Statements in accordance with Section 5.20 and such Audited Financial Statements shall not be materially different from the Financials delivered to Parent by Company prior to the date hereof.

(l) Ancillary Agreements. The Ancillary Agreements shall have been executed and delivered by the Company.

Section 6.3. Additional Conditions to the Company’s Obligations. The obligations of the Company to consummate and effect the Transactions shall be subject to the satisfaction as of the Closing Date of each of the following additional conditions, any of which may be waived, in writing, by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) contained in Section 3.1, Section 3.2, Section 3.3, Section 3.8 and Section 3.21 of this Agreement will be true and correct in all material respects (except that representations and warranties that are limited to items which are material or will have a Parent Material Adverse Effect will be true and correct in all respects) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), and (ii) contained elsewhere in this Agreement will be true and correct in all respects (without giving effect to any limitation as to items which are material or will have a Parent Material Adverse Effect) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Parent Material Adverse Effect, and Parent will have delivered to the Company a certificate dated the Closing Date and signed by an officer of Parent to that effect (“Parent Closing Certificate”).

(b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Parent Closing Certificate shall include a provision to that effect.

(c) Secretary Certificate. The Company shall have received a certificate of the secretary or equivalent officer of each of Parent and Merger Sub certifying: (i) that attached thereto are true and complete copies of all resolutions adopted by the boards of directors of Parent and Merger Sub authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all of the resolutions of the boards of directors of Parent and Merger Sub adopted in connection with the transactions contemplated hereby, (ii) that attached thereto are certificates of good standing of each of Parent and Merger Sub from its jurisdiction of formation and from each jurisdiction where it is qualified or licensed to do business as a foreign corporation, and (iii) the names and signatures of the officers of Parent and Merger Sub authorized to sign this Agreement and the other documents to be delivered hereunder.

(d) No Litigation. No Action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely or otherwise encumber the title of the shares of Parent Common Stock to be issued by Parent in connection with the Merger and no Order to any such effect shall be in effect.

(e) No Material Adverse Effect. Since the date of this Agreement, there will not have occurred anything that has constituted or resulted in a Parent Material Adverse Effect that is ongoing.

(f) Nasdaq Listing. The listing of the Parent Common Stock comprising the aggregate Per Membership Interest Merger Consideration and Earnout Merger Consideration on Nasdaq shall have been approved, subject only to official notice of issuance and the requirement to have a sufficient number of round lot holders.

(g) Management. Effective upon the closing, the members of the board of directors of Parent and the executive officers of Parent shall consist of the individuals designated in accordance with Section 5.16.

(h) Ancillary Agreements. The Ancillary Agreements shall have been executed and delivered by Parent and Merger Sub.

ARTICLE VII
TERMINATION

Section 7.1. Termination of Agreement. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Closing has not occurred at or before 5:00 p.m. Eastern Time on March 31, 2023 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or primarily resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Parent or the Company if a Governmental Authority having competent jurisdiction has issued an Order or taken any other action having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, which Order or other action has become final and nonappealable;

(d) by either Parent or the Company, if the Parent Stockholder Matters are not approved or adopted by the Parent Stockholders by the requisite vote under the DGCL and the Parent Charter Documents at the Parent Stockholder Meeting;

(e) by either Parent or the Company, if Parent shall not have at least $5,000,001 of net tangible assets either immediately prior to or upon the Closing after giving effect to the exercise by the Redeeming Stockholders of their right to redeem the shares of Parent Common Stock held by them for a pro rata share of the Trust Fund in accordance with Parent’s Charter Documents;

(f) by the Company, if (i) any of the representations and warranties of Parent contained in this Agreement fail to be true and correct such that the condition set forth in Section 6.3(a) cannot be satisfied or (ii) Parent has breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 6.3(b) will not be satisfied; provided, that if such inaccuracy or breach is curable by Parent, then the Company may not terminate this Agreement unless the inaccuracy or breach remains uncured for a period of thirty (30) days after delivery of a written notice from the Company to Parent of such inaccuracy or breach that describes the inaccuracy or breach in reasonable detail and says that failure to cure the inaccuracy or breach within 30 days will result in termination of this Agreement at the end of the 30 day period, provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(f) will not be available if the Company is in breach in any material respect of its obligations hereunder; or

(g) by Parent, if (i) any of the representations and warranties of the Company contained in this Agreement fail to be true and correct such that the condition set forth in Section 6.2(a) cannot be satisfied or (ii) the Company has breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 6.2(b) will not be satisfied; provided, that if such inaccuracy or breach is curable by the Company, then Parent may not terminate this Agreement unless the inaccuracy or breach remains uncured for a period of thirty (30) days after delivery of a written notice from Parent to the Company of such inaccuracy or breach that describes the inaccuracy or breach in reasonable detail and says that failure to cure the inaccuracy or breach within 30 days will result in termination of this Agreement at the end of the 30 day period, provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(g) will not be available if Parent is in breach in any material respect of its obligations hereunder.

Section 7.2. Notice of Termination; Effect of Termination.

(a) In order to terminate this Agreement under Section 7.1, the Party terminating this Agreement must give written notice of termination to the other Party which states when this Agreement will terminate and the subsection of Section 7.1 under which termination is claimed. Termination of this Agreement will be effective immediately upon delivery of the notice of termination (or, if the termination is pursuant to Section 7.1(f) or Section 7.1(g), after the expiration of the thirty (30) day cure period).

(b) In the event of the termination of this Agreement as provided in this Section 7.2, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 4.2(a) (Confidentiality), Section 5.6 (No Claim Against Trust Fund), Section 5.11 (Expenses), this Section 7.2, and ARTICLE VIII (Miscellaneous), shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from liability for any willful and intentional breach of this Agreement by such Party occurring prior to such termination or such Party’s Actual Fraud.

ARTICLE VIII
MISCELLANEOUS

Section 8.1. Notices. Any notice, request, demand, claim or other communication required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by electronic mail to the applicable email address specified below. Any such notice, request, demand, claim or other communication will be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by electronic mail prior to 5:00 p.m. (Eastern time) on any Business Day, or the next succeeding Business Day if sent by electronic mail after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day or (d) five (5) Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or, if applicable, email address, or to such other address or email address as such Party may subsequently designate to the other Parties by notice given hereunder:

If to the Company (prior to the Closing), to:

Southland Holdings LLC
1100 Kubota Drive

Grapevine, Texas 76051
Attention: Frankie S. Renda

with a copy (which will not constitute notice) to:

Winstead PC

600 Travis Street

Suite 5200

Houston, Texas 77002

Attention: William R. Rohrlich, II; Jeff McPhaul
Email: wrohrlich@winstead.com; jmcphaul@winstead.com

If to Parent (or to the Company after the Closing), to:

Legato Merger Corp. II
777 Third Avenue, 37th Floor
New York, New York 10017
Attention: Gregory Monahan, Chief Executive Officer
Email: gmonahan@crescendopartners.com

with a copy (which will not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Ave, 11th Floor
New York, NY 10174
Attention: David Alan Miller, Esq.; Jeffrey M. Gallant, Esq.
Email: dmiller@graubard.com; jgallant@graubard.com

Each of the Parties to this Agreement may specify a different address or email address by giving notice in accordance with this Section 8.1 to each of the other Parties hereto.

Section 8.2. Succession and Assignment; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a Party hereto for all purposes hereof. No Party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties hereto, and any attempt to do so will be null and void ab initio. Except as expressly provided herein (including Section 5.9 and Section 8.14), this Agreement is for the sole benefit of the Parties hereto and their successors and permitted assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties hereto and such successors and permitted assignees, any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary herein, if the Merger is consummated, (a) each of the D&O Indemnified Persons shall be a third party beneficiary of the provisions set forth in Section 5.9 and (b) each of the Company Members shall be a third party beneficiary of the provisions set forth in Section 1.17.

Section 8.3. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by Parent and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, that after the Closing, no amendment or waiver of any provision of this Agreement shall be valid and binding without the consent of each of the Parent Representative and the Company Representative. No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof. Any waiver or other document signed by Parent will be deemed also to be signed by Merger Sub.

Section 8.4. Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any Ancillary Agreement or other certificate, statement or instrument delivered pursuant to this Agreement or any Ancillary Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and they shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except (a) as otherwise contemplated by Section 7.2(b), (b) for those covenants and agreements contained herein (or in instruments executed pursuant to this Agreement) that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches to the extent occurring after the Closing and (d) for this Article VIII.

Section 8.5. Non-Recourse. Except in the case of claims against a Person in respect of such Person’s Actual Fraud:

(a) Solely with respect to the Company, Parent and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Parent and Merger Sub as named parties hereto; and

(b) No Person (other than the Company, Parent, or Merger Sub, and then only to the extent of the specific obligations undertaken by such Party) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Parent or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 8.6. Entire Agreement. This Agreement, together with the Ancillary Agreements, the Confidentiality Agreement and any other documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. No Party has relied on any representations or commitments other than those explicitly contained in this Agreement, the Ancillary Agreements, the Confidentiality Agreement and any other documents, instruments and certificates explicitly referred to herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly provided for herein and therein.

Section 8.7. Fulfillment of Obligations. Any obligation of any Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 8.8. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each Party hereto. Counterpart signature pages to this Agreement may be delivered by electronic delivery (i.e., by email of a PDF signature page or by docusign or similar electronic means) and each such counterpart signature page will constitute an original for all purposes.

Section 8.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each Party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

Section 8.10. Governing Law. This Agreement, the rights of the Parties hereunder and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 8.11. Jurisdiction; Venue; Service of Process; JURY WAIVER.

(a) Jurisdiction; Venue. Any Action relating to or arising under this Agreement, any of the Ancillary Agreements, or any of the Transactions may be brought in any state or federal court sitting in the State of Delaware, but in no other court. Each of the Parties to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Delaware, for the purpose of any Action relating to or arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement or any of the Transactions (in each case, whether in law or in equity, whether in contract or in tort, by statute or otherwise), (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other Action in any other court other than one of the above-named courts or that this Agreement, any Ancillary Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence a Party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Service of Process. Each of the Parties to this Agreement hereby (i) consents to service of process in any Action among any of the Parties hereto relating to or arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement or any of the Transactions (in each case, whether in law or in equity, whether in contract or in tort, by statute or otherwise) in any manner permitted by applicable law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.1, will constitute good and valid service of process in any such Action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

(c) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. EACH PARTY ACKNOWLEDGES THAT NO PARTY HAS AGREED NOT TO ENFORCE THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

Section 8.12. Specific Enforcement. Each of the Parties hereto agrees that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that it does not fully and timely perform its obligations under or in connection with this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger and the other Transactions) in accordance with its terms. Each of the Parties hereto acknowledges and agrees that (i) the other Parties will be entitled to an injunction, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond, this being in addition to any other remedy to which such other Parties are entitled under this Agreement and (ii) the right to obtain an injunction, specific performance, or other equitable relief is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.12 shall not be required to provide any bond or other security in connection with any such injunction.

Section 8.13. Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. References to a document or item of information having been “made available” will be deemed to be satisfied by the posting of such document or item of information in an electronic data room accessible by Parent or the Company, as the case may be, or its representatives.

Section 8.14. Legal Representation.

(a) Parent and the Company, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other equity interests of Parent and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than Parent) (collectively, the “Legato Group”), on the one hand, and (y) Parent and/or any member of the Company Group (as defined below), on the other hand, any legal counsel, including Graubard Miller (“Graubard”), that represented Parent or a member of the Legato Group prior to the Closing may represent any member of the Legato Group in such dispute even though the interests of such Persons may be directly adverse to Parent, and even though such counsel may have represented Parent in a matter substantially related to such dispute, or may be handling ongoing matters for Parent and/or a member of the Legato Group. Neither Parent nor the Company shall seek to or have Graubard disqualified from any such representation with respect to this Agreement or the Transactions based upon the prior representation of the Legato Group by Graubard. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. Parent and the Company, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among Parent, the Sponsor and/or any other member of the Legato Group, on the one hand, and Graubard, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Legato Group after the Closing, and shall not pass to or be claimed or controlled by Parent.

(b) Parent and the Company, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the members or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than Parent) (collectively, the “Company Group”), on the one hand, and (y) Parent and/or any member of the Legato Group, on the other hand, any legal counsel, including Winstead PC (“Winstead”) that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to Parent, and even though such counsel may have represented Parent and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for Parent. Neither Parent nor the Company shall seek to or have Winstead disqualified from any such representation with respect to this Agreement or the Transactions based upon the prior representation of the Company Group by Winstead. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. Parent and the Company, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the Company Group, on the one hand, and Winstead, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by Parent.

(c) The covenants, consents and waivers contained in this Section 8.14 shall not be deemed exclusive of any other rights to which Graubard or Winstead are entitled whether pursuant to law, contract or otherwise.

(d) This Section 8.14 is intended for the benefit of, and shall be enforceable by, the Legato Group and the Company Group. This Section 8.14 shall be irrevocable, and no term of this Section 8.14 may be amended, waived, or modified without the prior written consent of Graubard or Winstead, as applicable.

Section 8.15. Currency. Unless otherwise specified, all references to currency amounts in this Agreement shall mean United States dollars.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

PARENT:

LEGATO MERGER CORP. II

By:	/s/ Gregory Monahan
	Name:	Gregory Monahan
	Title:	Chief Executive Officer

MERGER SUB:

LEGATO MERGER SUB INC.

By:	/s/ Gregory Monahan
	Name:	Gregory Monahan
	Title:	Chief Executive Officer

COMPANY:

SOUTHLAND HOLDINGS LLC

By:	/s/ Cody Gallarda
	Name:	Cody Gallarda
	Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Certain Definitions

“Action” means any judicial or administrative action, suit, litigation, arbitration, or proceeding, or any inquiry, audit, or investigation, whether civil or criminal, at law or in equity, brought by or before any Governmental Authority.

“Actual Fraud” means common law fraud that involves a knowing and intentional misrepresentation in the representations and warranties set forth in Article 2 (with respect to the Company) or Article 3 (with respect to Parent and Merger Sub), as applicable, with the intent that the other Party rely thereon, and for the avoidance of doubt, does not include constructive fraud or other claims based on constructive knowledge, negligent misrepresentation or similar theories that do not constitute common law fraud under Delaware law.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

“Ancillary Agreements” means the Certificates of Merger, Surviving Company A&R Company Agreement, Parent A&R Charter, Parent A&R Bylaws, Exchange Agent Agreement, Company Lock-Up Agreements, Support Agreements, Employment Agreements, Registration Rights Agreement, Parent Plan, and the other documents delivered pursuant hereto and thereto.

“Anti-Corruption Laws” means the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the UN Convention against Corruption, the United States Foreign Corrupt Practices Act of 1977, the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, and any other laws in any jurisdiction in which the Company conducts business or provides or offers goods or services which (i) prohibits the conferring of any gift, payment or other benefit on any Person or any officer, employee, agent, or advisor of such Person, and/or (ii) is broadly equivalent to any of the foregoing or was intended to enact the provisions of any of the foregoing, or which has as its objective the prevention of corruption.

“Anti-Tax Evasion Laws” means (a) any laws prohibiting fraudulent or dishonest failure to pay any amount of Tax due to the relevant Governmental Authority within any applicable time limit for the payment of such Tax without incurring interest and/or penalties, or claims for any relief, and (b) any laws prohibiting the facilitation of tax evasion.

“Associated Person” means, in relation to the Company, a Person (including any director, contractor, employee, agent, or Subsidiary) who performs or has performed services for or on behalf of the Company.

“Business Day” means any day other than a Saturday or a Sunday or a weekday on which banks in New York, New York are authorized or required to be closed.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company’s Knowledge,” “Knowledge of the Company” and similar formulations mean that one or more of Frankie Renda, Tim Winn, Rudy Renda, Cody Gallarda and Jim Van Horn has actual knowledge of the fact or other matter at issue.

“Company Indebtedness” means indebtedness of the Company and its Subsidiaries for borrowed money.

“Company IT Systems” means any computer hardware, servers, networks, platforms, peripherals, data communication lines, and other information technology equipment and related systems and services (including so-called SaaS/PaaS/IaaS services), that are owned or controlled by, or relied upon in the conduct of the business of, the Company or its Subsidiaries.

“Company Intellectual Property Rights” means the Intellectual Property Rights owned by the Company and/or its Subsidiaries.

“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company and its Subsidiaries, taken as a whole.

“Company Members” means the holders of the Company Membership Interests, for all periods prior to the Closing, and the holders of the Company Membership Interests as of immediately prior to the Closing, for all periods on or after the Closing.

“Company Products” means the products or services provided by the Company or any Subsidiary.

“Company Source Code” means software source code or algorithms to the Company Products that were authored by or on behalf of the Company.

“Contractual Obligation” means, with respect to any Person, any legally binding contracts, agreements, purchase orders, leases, mortgages, indentures, notes, and bonds, whether written or oral, to which such Person or any of its Subsidiaries is a party or by or to which any of the properties or assets of such Person or any of its Subsidiaries may be bound (including without limitation notes for borrowed money payable to such Person or any of its Subsidiaries).

“COVID-19” means SARS-CoV-2 and mutations, variations, or evolutions thereof or related or associated epidemics, pandemics, or disease outbreaks.

“COVID-19 Measures” means (i) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, or any other law, decree, judgment, injunction, directive, guideline, or recommendation by any Governmental Authority in connection with or in response to COVID-19, including any COVID-19 Response Law, (ii) any measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by the Company or any of its Subsidiaries directly or indirectly (A) for the protection of the health or safety of the Company’s or any of its Subsidiaries’ employees, customers, vendors, service providers or any other persons, (B) to preserve the assets utilized in connection with the business of the Company or any of its Subsidiaries, or (C) that are otherwise substantially consistent with actions taken by other companies in the industries or geographic regions in which the Company or any of its Subsidiaries operate, in each case, in connection with or in response to COVID-19, including any COVID-19 Response Law, or (iii) any change, event, occurrence or effect of any of the matters contemplated by clause (i) or (ii) of this definition.

“COVID-19 Response Law” means the 2021 Consolidated Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), the Families First Coronavirus Response Act, Pub L. No. 116-127 (116th Cong.) (Mar. 18, 2020), as amended, and any other similar U.S. federal, state, local, or non-U.S. law, or administrative guidance that addresses or is intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.

“Economic Sanctions Law” means any economic or financial sanctions administered by OFAC, the United States State Department, the United States Department of the Treasury, the United Nations, or any other national, international or multinational economic sanctions authority of the jurisdictions where the Company or any of its Subsidiaries conducts business or provides or offers goods or services.

“Employee Plan” means any written plan, program, policy, or arrangement that (a) is an employee benefit plan, (b) provides equity-based compensation including any options to acquire units, profits interest, restricted units, and equity appreciation rights or (c) any other material deferred-compensation, retirement, severance, change in control, welfare-benefit, death, disability, medical, bonus, incentive or fringe-benefit plan or arrangement (in each case, other than any plan, program or arrangement mandated by applicable laws), including but not limited to any “employee benefit plan” as defined in Section 3(3) of ERISA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.

“Environmental Laws” means any laws relating to (a) releases or threatened releases of Hazardous Substances, (b) pollution, protection, investigation, or restoration of the environment or natural resources, (c) the manufacture, handling, transport, use, presence, treatment, storage or disposal of Hazardous Substances, (d) wetlands, pollution, contamination, or any injury or threat of injury to persons or property as a result of exposure to Hazardous Substances, and includes but is not limited to United States federal statutes known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, or any similar law applicable to the Company’s operations in any jurisdiction in which the Company conducts business or provides or offers goods or services.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Export Control Laws” means all U.S. import and export laws (including those laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599), United States Executive Order 13224, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, and all comparable applicable laws outside the United States.

“Final Prospectus” means Parent’s Final Prospectus dated November 22, 2021.

“Founder Shares” means the shares of Parent Common Stock issued in a private placement prior to Parent’s initial public offering (excluding shares issued to EarlyBirdCapital, Inc. and its designees), and any shares of Parent Common Stock issued as a dividend or distribution thereon.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any supra-national governing body, or any court, agency, commission, authority or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any such government, political subdivision thereof, or supra-national governing body, including any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or Orders of such organization or authority have the force of law), or any arbitrator or other tribunal of competent jurisdiction.

“Hazardous Substance” means (a) those substances defined in or regulated as hazardous or toxic substances, materials, or wastes under any Environmental Law, (b) petroleum and petroleum products or by-products including crude oil and any fractions thereof, (c) natural gas, synthetic gas, and any mixtures thereof, (d) friable asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon, (e) any other substance regulated as a pollutant or contaminant under Environmental Law, or (f) any biological or chemical substance, material or waste regulated or classified as toxic, hazardous, or radioactive by any Governmental Authority with jurisdiction applicable to the Company in which the Company conducts business or provides or offers goods or services.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Information Privacy and Security Laws” means all applicable laws concerning the privacy, data protection, transfer or security of Personal Confidential Information, including, to the extent applicable, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the Payment Card Industry Data Security Standards, guidance of each Governmental Authority that pertains to such laws, and other local, state, federal, and foreign data security laws, data breach notification laws, and consumer protection laws.

“Initial Stockholders” means the holders of the Founder Shares.

“Insider” means, with respect to any Person, any natural Person who is an officer, director, or employee of such Person.

“Intellectual Property Rights” means all right, title, and interests in and to all proprietary rights related to or arising from: (a) patents, copyrights, confidential information, inventions (whether or not patentable), improvements, know-how, and trade secrets; (b) trademarks, trade names, service marks, trade dress and the goodwill associated therewith; (c) domain names, uniform resource locators and other names and locators associated with the Internet or mobile devices or platforms; (d) software and software programs; and (e) all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.

“Legal Requirement” means any law (including common law), statute, standard, ordinance, decree, permit, authorization, code, rule, regulation or Order of any Governmental Authority.

“Lien” means any charge, claim, mortgage, pledge, lien, encumbrance, security interest, attachment, easement, encroachment, right of way, right of first refusal, or other similar restriction of any kind on transfer, use, voting, receipt of income or exercise of other similar right of ownership (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller), or any agreement to give any of the foregoing.

“Material Adverse Effect” when used in connection with the Company or Parent, as the case may be, means any change, event, occurrence or effect, that, individually or when aggregated with other changes, events, occurrences or effects, has a materially adverse effect on (x) the condition, financial or otherwise, assets, business, or results of operations of the Company and its Subsidiaries, taken as a whole, or Parent and Merger Sub, taken as a whole, as applicable, or (y) the ability of the Company and its Subsidiaries, or Parent and Merger Sub, as applicable, to timely consummate the Closing (including the Transactions) on the terms set forth in this Agreement; provided that no change, event, occurrence or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute a Material Adverse Effect: (i) changes in general U.S. or global economic conditions, including changes in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (ii) changes in applicable Legal Requirements, U.S. GAAP, or authoritative interpretations thereof (including SEC SPAC Accounting Changes), (iii) acts of war, sabotage, terrorism, natural or man-made disasters, epidemics, pandemics (including COVID-19), and acts of God, (iv) COVID-19 Measures, (v) changes attributable to the public announcement or pendency of the Transactions or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that this exception shall not apply for the purposes of the representations and warranties of the Company and Parent set forth in Section 2.5 or Section 3.5, respectively), (vi) any failure to meet any projections (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition), or (vii) any action taken or omitted to be taken by the Company or its Subsidiaries at Parent’s written request, on the one hand, or by Parent and Merger Sub at the Company’s written request, on the other hand, including in either case any action required to be taken or omitted to be taken by this Agreement and any action to which the other Party has consented in writing; provided, however, in the case of each of the foregoing, in the event that the Company and its Subsidiaries, taken as a whole, or Parent and Merger Sub, taken as a whole, as applicable, are materially and disproportionately adversely affected by such change, event, occurrence or effect relative to other participants in the industries in which they operate, the extent (and only the extent) to which such adverse effect disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, or Parent and Merger Sub, taken as a whole, as applicable, relative to such other participants may be taken into account in determining whether there has been a Material Adverse Effect.

“Nasdaq” means the Global Market of the Nasdaq Stock Market.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Open Source Materials” means software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).

“Order” means any writ, judgment, injunction, determination, consent, order, decree, stipulation, award or executive order of or by any Governmental Authority.

“Parent Common Stock” means the common stock of Parent, par value $0.0001 per share, authorized by the Parent Charter Documents as currently in effect.

“Parent Material Adverse Effect” means a Material Adverse Effect with respect to Parent.

“Parent Stockholders” means the holders of Parent Common Stock prior to the Merger.

“Parent Units” means the units of Parent, each unit consisting of one share of Parent Common Stock and one-half of one Parent Warrant.

“Parent Warrants” means the redeemable common stock warrants of Parent, each whole warrant exercisable for one share of Parent Common Stock at a price of $11.50, beginning thirty (30) days after the Closing Date and expiring on the fifth anniversary of the Closing Date, or earlier upon redemption, upon the terms and conditions set forth in the warrant agreement entered into between Parent and AST&T on November 22, 2021.

“Parent’s Knowledge,” “Knowledge of Parent” and similar formulations mean that one or more of Gregory Monahan, David Sgro, Eric Rosenfeld and Adam Jaffe has actual knowledge of the fact or other matter at issue.

“Permits” means any franchise, license, certificate of compliance, authorization, permit, approval, Order or other action of, or any filing, registration or qualification with, any Governmental Authority.

“Permitted Lien” means, with respect to a Person or to a Real Property (as the case may be), (a) statutory or constitutional liens for Taxes, special assessments or other governmental or quasi-governmental levies, fees or charges that are, as of the Closing Date, either not yet due and payable or which may be due and payable but the amount or validity of which is being contested in good faith in appropriate proceedings for which adequate reserves have been established, in accordance with U.S. GAAP, on the financial statements, (b) mechanics’, materialmen’s, carriers’, workers’, warehousemens’, repairers’ and similar statutory or constitutional liens arising or incurred in the ordinary course of business for amounts that, as of the Closing Date, are not delinquent, (c) all applicable Legal Requirements including, without limitation, zoning, entitlement, building and other land use regulations imposed by Governmental Authorities, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected land or building by such Person, (d) liens to secure landlords, lessors or renters under leases or rental agreements, (e) liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security regulations, (f) purchase money security interests and other vendor security for the unpaid purchase price of goods and Liens securing rental payments under capital lease arrangements, (g) non-exclusive licenses in Intellectual Property Rights granted in the ordinary course of business, (h) leases, subleases, licenses, and other agreements entered into in the ordinary course of business, (i) all validly existing easements, restrictions, reservations, covenants, conditions, and other matters of record (including, without limitation, any oil and gas leases, mineral interests, water interests outstanding in any Person other than the Company or its Subsidiaries), (j) all matters that would be disclosed by a survey or inspection of the Real Property and (k) de minimis Liens that arise by operation of law in the ordinary course of business.

“Person” means any individual or any corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

“Personal Confidential Information” means any information, in any form, that could reasonably be used to identify, contact, or locate a single person, that is governed, regulated, or protected by one or more Information Privacy and Security Laws or that is covered by the Payment Card Industry Data Security Standard.

“Representative” means, with respect to any Person, any director, officer, employee, agent, manager, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 50% of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

“Tax” or “Taxes” means any and all federal, provincial, state, local or foreign income, gross receipts, payroll, employment, customs duty, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, withholding, deduction at source, social security (or similar, including FICA), unemployment, employment insurance, disability, real property, personal property, sales, use, transfer, registration, goods and services, value added, capital, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, filed or required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Transactions” means the transactions contemplated by this Agreement, including the Merger.

“Transaction Expenses” means any financial advisory, legal, accounting, brokerage and other fees, costs and expenses incurred by a Party or for its benefit in connection with the preparation and execution of this Agreement and the Ancillary Agreements, the compliance herewith and therewith or the completion of the Transactions, including any fees, costs or expenses incurred in connection with (i) obtaining directors’ and officers’ insurance covering periods prior to the Closing, (ii) making required filings under the HSR Act or (iii) preparing, filing and mailing the Proxy Statement/Prospectus.

“U.S. GAAP” means generally accepted accounting principles historically and consistently applied in the United States and as in effect from time to time.